EHIBIT 2.1
                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                 NORTHROP GRUMMAN SPACE & MISSION SYSTEMS CORP.,

                         EAGLE TRANSACTION CORPORATION,

                                       and

                                ESSEX CORPORATION




                          DATED AS OF NOVEMBER 8, 2006



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                                TABLE OF CONTENTS
                                                                            PAGE


ARTICLE I        DEFINITIONS...................................................2

   Section 1.1    Certain Definitions..........................................2
   Section 1.2    Other Defined Terms..........................................8

ARTICLE II       THE MERGER...................................................10

   Section 2.1    The Merger..................................................10
   Section 2.2    Closing.....................................................10
   Section 2.3    Effective Time..............................................10
   Section 2.4    Subsequent Actions..........................................10
   Section 2.5    Effects of the Merger.......................................11
   Section 2.6    Articles of Incorporation; Bylaws...........................11
   Section 2.7    Directors and Officers......................................11

ARTICLE III      EFFECT OF THE MERGER ON CAPITAL STOCK........................11

   Section 3.1    Effect on Capital Stock.....................................11
   Section 3.2    Surrender of Certificates...................................12
   Section 3.3    Adjustments to Prevent Dilution.............................14
   Section 3.4    Treatment of Stock Options..................................14
   Section 3.5    Treatment of ESPP...........................................14

ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF THE COMPANY................15

   Section 4.1    Organization; Power; Qualification..........................15
   Section 4.2    Corporate Authorization; Enforceability.....................16
   Section 4.3    Capitalization; Options.....................................16
   Section 4.4    Subsidiaries and Company Joint Ventures.....................18
   Section 4.5    Governmental Concerns.......................................18
   Section 4.6    Non-Contravention...........................................19
   Section 4.7    Voting......................................................19
   Section 4.8    Financial Reports and SEC Documents.........................19
   Section 4.9    No Undisclosed Liabilities..................................21
   Section 4.10   Absence of Certain Changes or Events........................21
   Section 4.11   Litigation..................................................22
   Section 4.12   Contracts...................................................22
   Section 4.13   Employee Compensation and Benefit Plans; ERISA..............26
   Section 4.14   Labor Matters...............................................28
   Section 4.15   Taxes.......................................................29
   Section 4.16   Environmental Liability.....................................30
   Section 4.17   Title to Real Properties....................................31
   Section 4.18   Permits; Compliance with Laws...............................31
   Section 4.19   Takeover Statutes...........................................32
   Section 4.20   Interested Party Transactions...............................32

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   Section 4.21   Information Supplied........................................32
   Section 4.22   Opinion of Financial Advisor................................33
   Section 4.23   Brokers and Finders.........................................33
   Section 4.24   Intellectual Property.......................................33
   Section 4.25   Foreign Corrupt Practices Act...............................35
   Section 4.26   Export/Import Compliance....................................35
   Section 4.27   Security Obligations........................................36

ARTICLE V        REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERCO........36

   Section 5.1    Organization................................................36
   Section 5.2    Corporate Authorization.....................................36
   Section 5.3    Enforceability..............................................36
   Section 5.4    Governmental Authorizations.................................37
   Section 5.5    Non-Contravention...........................................37
   Section 5.6    Information Supplied........................................37
   Section 5.7    Capital Resources...........................................37
   Section 5.8    Operations of MergerCo......................................38

ARTICLE VI       COVENANTS....................................................38

   Section 6.1    Conduct of Business Prior to the Closing....................38
   Section 6.2    Certain Limitations.........................................41
   Section 6.3    Access to Information; Confidentiality......................41
   Section 6.4    No Solicitation.............................................42
   Section 6.5    Notices of Certain Events...................................44
   Section 6.6    Proxy Material; Shareholder Meeting.........................45
   Section 6.7    Employees; Benefit Plans....................................46
   Section 6.8    Directors' and Officers' Indemnification and Insurance......48
   Section 6.9    All Reasonable Efforts......................................49
   Section 6.10   Public Announcements........................................50
   Section 6.11   Stock Exchange Listing......................................51
   Section 6.12   Fees and Expenses...........................................51
   Section 6.13   Takeover Statutes...........................................51
   Section 6.14   Resignations................................................51
   Section 6.15   Shareholder Litigation......................................51
   Section 6.16   Rule 16b-3..................................................51

ARTICLE VII      CONDITIONS...................................................52

   Section 7.1    Mutual Conditions to Closing................................52
   Section 7.2    Conditions to Obligation of Parent and MergerCo.............52
   Section 7.3    Conditions to Obligation of the Company.....................53

ARTICLE VIII     TERMINATION, AMENDMENT AND WAIVER............................53

   Section 8.1    Termination by Mutual Consent...............................53

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   Section 8.2    Termination by Either Parent or the Company.................53
   Section 8.3    Termination by Parent.......................................54
   Section 8.4    Termination by the Company..................................55
   Section 8.5    Effect of Termination.......................................55
   Section 8.6    Company Termination Fee.....................................55
   Section 8.7    Parent Termination Fee......................................56
   Section 8.8    Amendment...................................................57
   Section 8.9    Extension; Waiver...........................................57

ARTICLE IX       MISCELLANEOUS................................................57

   Section 9.1    Interpretation..............................................57
   Section 9.2    Survival....................................................58
   Section 9.3    Governing Law...............................................58
   Section 9.4    Waiver of Jury Trial........................................58
   Section 9.5    Notices.....................................................58
   Section 9.6    Entire Agreement............................................59
   Section 9.7    No Third-Party Beneficiaries................................59
   Section 9.8    Severability................................................59
   Section 9.9    Rules of Construction.......................................60
   Section 9.10   Assignment..................................................60
   Section 9.11   Remedies....................................................60
   Section 9.12   Specific Performance........................................60
   Section 9.13   Counterparts; Effectiveness.................................60

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                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is entered into as of November 8, 2006, between Northrop Grumman Space & Mission Systems Corp., an Ohio corporation ("PARENT"), Eagle Transaction Corporation ("MERGERCO"), a Virginia corporation, and Essex Corporation, a Virginia corporation (the "COMPANY").

                                    RECITALS

                  WHEREAS, the parties intend that MergerCo be merged with and into the Company, with the Company surviving that merger, on the terms and subject to the conditions set forth herein, and in accordance with the Virginia Stock Corporation Act (the "VSCA");

                  WHEREAS, the Board of Directors of the Company has unanimously
(i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and its shareholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, and (iii) recommended approval of this Agreement and the transactions contemplated hereby, including the Merger, by the shareholders of the Company;

                  WHEREAS, the Boards of Directors of Parent and MergerCo have unanimously approved and adopted this Agreement;

                  WHEREAS, concurrently with the execution of this Agreement, as a condition and inducement to Parent's and MergerCo's willingness to enter into this Agreement, the Company, Parent, and MergerCo and certain shareholders of the Company are entering into voting agreements, of even date herewith (the "VOTING AGREEMENTS") pursuant to which such shareholders have agreed, subject to the terms thereof, to vote all shares of common stock of the Company (the "COMMON STOCK") held by them in favor of the Merger and this Agreement;

                  WHEREAS, concurrently with the execution and delivery of this Agreement, certain executives of the Company have executed and delivered employment/retention agreements with the Company, to be effective upon the consummation of the Merger; and

                  WHEREAS, the Company, Parent and MergerCo desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger;

                  NOW,  THEREFORE,  in consideration of the foregoing and of the
representations,   warranties,   covenants  and  agreements  contained  in  this
Agreement, the parties, intending to be legally bound, agree as follows:

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                                   ARTICLE I

                                   DEFINITIONS

Section 1.1 CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

                           "ACCEPTABLE    CONFIDENTIALITY   AGREEMENT" means   a
confidentiality and standstill agreement that contains confidentiality and standstill provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided, however, that an Acceptable Confidentiality Agreement may include provisions that are less favorable to the Company than those contained in the Confidentiality Agreement so long as the Company offers to amend the Confidentiality Agreement, concurrently with execution of such Acceptable Confidentiality Agreement, to include substantially similar provisions.

                           "AFFILIATE"  means,  with respect to any Person,  any
other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.

                           "BUSINESS  DAY" means any day,  other than  Saturday,
Sunday or a day on which banking institutions in the City of New York are generally closed.

                           "CODE"  means the Internal  Revenue  Code of 1986, as
amended, and any rules and regulations promulgated thereunder.

                           "COMPANY BENEFIT PLAN" means  each "employee  benefit
plan" within the meaning of Section 3(3) of ERISA, including multiemployer plans within the meaning of Section 3(37) of ERISA, and each other stock purchase, stock option, restricted stock, severance, retention, employment, consulting, change-of-control, collective bargaining, bonus, incentive, deferred compensation, employee loan, fringe benefit and other benefit plan, agreement, program, policy, commitment or other arrangement, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, oral or written, in each case under which any past or present director, officer, or employee of the Company or any of its Subsidiaries has any present or future right to benefits.

"COMPANY CERTIFICATE" means the Articles of Incorporation of the Company, as amended.

                           "COMPANY  INTELLECTUAL  PROPERTY  RIGHTS" means  all
Intellectual Property Rights owned by the Company and any of its Subsidiaries.

                           "COMPANY JOINT  VENTURE" means,  with respect  to the
Company, any Person in which the Company, directly or indirectly, owns an equity interest that

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does not have voting power under ordinary  circumstances  to elect a majority of the board of directors or other Person performing similar functions but in which the Company has substantial rights with respect to the management of such Person.

                           "COMPANY  MATERIAL  ADVERSE  EFFECT" means any event,
state of facts, circumstance, development, change or effect (including those affecting or relating to any Company Joint Venture) that, individually or in the aggregate with all other events, states of fact, circumstances, developments, changes and effects, (i) is materially adverse to the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (ii) would prevent or materially impair or materially delay the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby; PROVIDED, HOWEVER, that none of the following shall give rise to or constitute a Company Material Adverse Effect for any purpose under this Agreement: (A) changes in general economic, capital market or industry conditions except to the extent such changes have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industry in which the Company conducts its businesses; (B) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions or projections (it being understood that any change in the Company underlying or contributing to such failure may be taken into account in determining whether there exists a Company Material Adverse Effect); (C) effects of the announcement of this Agreement or the pendency or consummation of the transactions contemplated hereby; (D) any Law or Order enacted, promulgated, issued, entered, amended or enforced by any Governmental Entity (or the threat thereof) after the date of this Agreement enjoining, restraining, preventing, delaying or prohibiting consummation of the transactions contemplated by this Agreement or making the consummation of the transactions contemplated by this Agreement illegal pursuant to applicable Law; or (E) as set forth on Section 1.1(b) of the Company Disclosure Letter.

                           "COMPANY ORGANIZATIONAL DOCUMENTS" means the articles
of incorporation and bylaws (or the equivalent organizational documents) of the Company and each of its Subsidiaries, in each case as in effect on the date of this Agreement.

                           "CONFIDENTIALITY  AGREEMENT"  means  that     certain
confidentiality agreement by and between the Company and Parent, dated September 1, 2006.

                           "CONTRACTS" means any contracts, agreements,licenses,
notes, bonds, mortgages, indentures, commitments, leases or other instruments or obligations, whether written or oral (including, without limitation, any employment, severance, change in control, or other similar agreement with employees and/or directors of the Company).

                           "CREDIT FACILITY"  means  that  certain  Amended  and
Restated Revolving Line of Credit Loan and Security Agreement, dated as of June 30, 2005, as amended, between the Company and its Subsidiaries and Bank of America, N.A.
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                           "ENVIRONMENTAL  CLAIMS"  means,  in  respect  of  any
Person, any and all administrative, regulatory or judicial actions, suits, orders, decrees, demands, directives, claims, liens, proceedings or written notices of noncompliance or violation by any Governmental Entity, alleging (i) liability with respect to the potential presence or Release of, or exposure to, any Hazardous Materials at any location, whether or not owned, operated, leased or managed by such Person, (ii) indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of, or exposure to, any Hazardous Materials, or (iii) any other liability arising under Environmental Laws.

                           "ENVIRONMENTAL  LAWS" means all  applicable  federal,
state, local and foreign laws (including international conventions, protocols and treaties), common law, rules, regulations, orders, decrees, judgments, binding agreements or Environmental Permits issued, promulgated or entered into, by or with any Governmental Entity, relating to pollution, Hazardous Materials, natural resources or the protection, investigation or restoration of the environment as in effect on or prior to the date of this Agreement.

                           "ENVIRONMENTAL PERMITS" means all permits,  licenses,
registrations and other governmental authorizations required under applicable Environmental Laws.

                           "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended, and any rules and regulations promulgated thereunder.

                           "EXPORT  AND  IMPORT  CONTROL  LAWS" means any United
States Law or any Order involving or regulating the import or export of the Company or its Subsidiaries products or services, including but not limited to the Tariff Act of 1930 as amended, the Export Administration Act of 1979 as amended, the Export Administration Regulations, the International Emergency Economic Powers Act as amended, the Arms Export Control Act, the International Traffic in Arms Regulations, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Executive Orders of the President regarding embargoes and restrictions on transactions with designated entities (including countries, terrorists, organizations and individuals), and the embargoes and restrictions administered by the United States Office of Foreign Assets Control and the Money Laundering Control Act ss. 120.16.

                           "FIXED  PRICE  CONTRACT"  means any  firm-fixed-price
Contract, fixed-price Contract with prospective price adjustment, fixed-price incentive Contract or fixed-price Contract with prospective price redetermination, but does not include time and materials fixed-labor-rate Contracts.

                           "FOREIGN  PERSON" means any natural person who is not
a lawful permanent resident as defined by 8 U.S.C. 1101(a)(20) or who is not a protected individual as defined by 8 U.S.C. 1324b(a)(3). It also means any foreign corporation, business association, partnership, trust, society or any other entity or group that is not incorporated or organized to do business in the United States, as well as international

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organizations,  foreign  governments  and any agency or  subdivision  of foreign governments (e.g., diplomatic missions).

                           "HAZARDOUS MATERIALS" means (i) any substance that is
listed, classified or regulated under any Environmental Laws; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material, toxic molds, or radon; or (iii) any other substance that is the subject of regulatory action, or that could give rise to liability, under any Environmental Laws.

                           "INTELLECTUAL   PROPERTY  RIGHTS"  means  all  of the
following: (i) patents, patent rights, patent applications and patent disclosures, (ii) trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, logos, corporate names and Internet domain names, together with all goodwill associated with each of the foregoing, (iii) copyrights and copyrightable works, (iv) computer software (including source code, object code, data, databases and documentations), (v) inventions, trade secrets, mask work, confidential information, know-how (whether or not patentable and whether or not reduced to practice) and (vi) other proprietary information and intellectual property.

                           "JOINT VENTURE AGREEMENTS" means such Contracts  with
respect to Company Joint Ventures as the Company has made available to Parent prior to the date of this Agreement.

                           "KNOWLEDGE"  means,  when  used  with  respect to the
Company, the actual knowledge of the Persons set forth in Section 1.1(a) of the Company Disclosure Letter.

                           "LAWS" means any domestic or foreign laws,  statutes,
ordinances, rules (including rules of common law), regulations, codes, executive orders or legally enforceable requirements enacted, issued, adopted, promulgated or applied by any Governmental Entity.

                           "LIENS" means any  mortgages,  deeds of trust,  liens
(statutory  or  other),   pledges,   security  interests,   collateral  security
arrangements, conditional and installment agreements, claims, covenants, conditions, restrictions, reservations, options, rights of first offer or refusal, charges, easements, rights-of-way, encroachments, third party rights or other encumbrances or title imperfections or defects of any kind or nature.

                           "LOSS  CONTRACT"  means any  Contract or  subcontract
that (i) has generated revenues for the Company during the Company's current fiscal year and for which the cost of performing such Contract or subcontract since the start of the Company's current fiscal year through September 30, 2006 has exceeded the monies paid to the Company under such Contract or subcontract since the start of the Company's current fiscal year through September 30, 2006 or (ii) to the Knowledge of the Company, has an estimate at completion that exceeds the Contract or subcontract value. For purposes of this definition, "costs" means all costs to the Company of performing under

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such Contract or subcontract  consistent with the Company's past practices,  and including all allocations of general and administrative expenses to such Contract or subcontract.

                           "ORDERS"  means any orders,  judgments,  injunctions,
decrees or writs handed down,adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Entity.

                           "PARENT  MATERIAL  ADVERSE  EFFECT"  means any event,
state of facts, circumstance, development, change or effect that, individually or in the aggregate with all other events, states of fact, circumstances, developments, changes and effects, would prevent or materially impair or materially delay the ability of Parent or MergerCo to perform their obligations under this Agreement or to consummate the transactions contemplated hereby.

                           "PERMITTED  LIENS"  means (i) liens for Taxes not yet
due and payable or that are being contested in good faith and by appropriate proceedings; (ii) mechanics', materialmen's or other liens or security interests that secure a liquidated amount that are being contested in good faith and by appropriate proceedings; or (iii) any other liens, security interests, easements, rights-of-way, encroachments, restrictions, conditions and other encumbrances that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business and that would not, individually or in the aggregate, have a material effect on the assets or properties to which they relate.

                           "PERSON" means any individual,  corporation,  limited
or  general   partnership,   limited   liability   company,   limited  liability
partnership, trust, association, joint venture, Governmental Entity and other entity and group (which term will include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

                           "RELEASE"  means any  actual or  threatened  release,
spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment.

                           "REPRESENTATIVES"  means, when  used with  respect to
Parent or the Company, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers, agents and other representatives of Parent or the Company, as applicable, and its Subsidiaries.

                           "REQUISITE  COMPANY  VOTE" means the approval of this
Agreement, the Merger and the other transactions contemplated hereby by the holders of more than two-thirds of the voting power of the Shares entitled to vote thereon, voting together as a single class.

                           "SCC" means the State  Corporation  Commission of the
Commonwealth of Virginia.

                           "SUBSIDIARY" means, when used with respect to Parent,
MergerCo or the Company, any other Person (whether or not incorporated) that Parent, MergerCo or the Company, as applicable, directly or indirectly owns or has the power to vote or

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control  50% or more of any  class or series of  capital  stock or other  equity interests of such Person.

                           "SUPERIOR  PROPOSAL"  means  any  bona  fide  written
Takeover Proposal that the Company Board determines in good faith (after consultation with its financial advisor) to be reasonably capable of being consummated and to be more favorable (taking into account (i) all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of such Takeover Proposal and the Merger and the other transactions contemplated by this Agreement deemed relevant by the Board of Directors, and (ii) the anticipated timing, conditions and prospects for completion of such Takeover Proposal, including the prospects for obtaining regulatory approvals and financing, and any third party shareholder approvals) to the Company's shareholders than the Merger and the other transactions contemplated by this Agreement (taking into account all of the terms of any proposal by Parent to amend or modify the terms of the Merger and the other transactions contemplated by this Agreement), except that the reference to "15%" in the definition of "Takeover Proposal" shall be deemed to be a reference to "50%".

                           "TAKEOVER  PROPOSAL"  means any inquiry,  proposal or
offer from any Person or group of Persons other than Parent or MergerCo or their Affiliates relating to any direct or indirect acquisition or purchase of a business or division (or more than one of them) that in the aggregate constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or 15% or more of the equity interest in the Company (by vote or value), any tender offer or exchange offer that if consummated would result in any Person or group of Persons beneficially owning 15% or more of the equity interest (by vote or value) in the Company, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole).

                           "TAX  RETURNS"  means any and all  reports,  returns,
declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

                           "TAX(ES)"  means  (i)  any and  all  federal,  state,
provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated, withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, (ii) any liability for payment of amounts described in clause (i) whether as a result of

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transferee  liability,  joint  and  several  liability  for being a member of an affiliated, consolidated, combined, unitary or other group for any period, or otherwise by operation of law, and (iii) any liability for the payment of amounts described in clause (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to pay or indemnify any other Person.

                           "TREASURY REGULATIONS" means the Treasury regulations
promulgated under the Code.

      Section 1.2 OTHER DEFINED TERMS. The following terms have the meanings defined for such terms in the Sections set forth below:

-------------------------------------------------- -------------------------
2005 SEC Documents                                 Article IV
-------------------------------------------------- -------------------------
Affiliate Transaction                              Section 4.20
-------------------------------------------------- -------------------------
Agreement                                          Preamble
-------------------------------------------------- -------------------------
Antitrust Division                                 Section 6.9(a)
-------------------------------------------------- -------------------------
Articles of Merger                                 Section 2.3
-------------------------------------------------- -------------------------
Bid                                                Section 4.12(c)
-------------------------------------------------- -------------------------
Certificate                                        Section 3.1(c)
-------------------------------------------------- -------------------------
Closing                                            Section 2.2
-------------------------------------------------- -------------------------
Closing Date                                       Section 2.2
-------------------------------------------------- -------------------------
COBRA                                              Section 4.13(f)
-------------------------------------------------- -------------------------
Common Stock                                       Recitals
-------------------------------------------------- -------------------------
Company                                            Preamble
-------------------------------------------------- -------------------------
Company Adverse Recommendation Change              Section 6.4(d)(iv)
-------------------------------------------------- -------------------------
Company Assets                                     Section 4.6
-------------------------------------------------- -------------------------
Company Board                                      Section 4.2(a)
-------------------------------------------------- -------------------------
Company Board Recommendation                       Section 4.2(a)
-------------------------------------------------- -------------------------
Company Disclosure Letter                          Article IV
-------------------------------------------------- -------------------------
Company Financial Advisor                          Section 4.22
-------------------------------------------------- -------------------------
Company Government Contract                        Section 4.12(c)
-------------------------------------------------- -------------------------
Company Government Subcontract                     Section 4.12(c)
-------------------------------------------------- -------------------------
Company Permits                                    Section 4.18(a)
-------------------------------------------------- -------------------------
Company Proxy Statement                            Section 4.5
-------------------------------------------------- -------------------------
Company Rights Agreement                           Section 4.19(b)
-------------------------------------------------- -------------------------
Company SEC Documents                              Section 4.8(a)
-------------------------------------------------- -------------------------
Company Termination Fee                            Section 8.6(a)
-------------------------------------------------- -------------------------
Company Stock Award Plan(s)                        Section 4.3(e)
-------------------------------------------------- -------------------------
Continuation Period                                Section 6.7(a)
-------------------------------------------------- -------------------------
Contract                                           Section 4.12(a)
-------------------------------------------------- -------------------------
Dissenting Shares                                  Section 3.2(g)
-------------------------------------------------- -------------------------
Dissenting Shareholder                             Section 3.2(g)
-------------------------------------------------- -------------------------
EC Merger Regulation                               Section 4.5
-------------------------------------------------- -------------------------
Effective Time                                     Section 2.3
-------------------------------------------------- -------------------------
Employees                                          Section 6.7(a)
-------------------------------------------------- -------------------------

-------------------------------------------------- -------------------------
ESPP                                               Section 3.5
-------------------------------------------------- -------------------------
Exchange Act                                       Section 4.5
-------------------------------------------------- -------------------------
Excluded Share(s)                                  Section 3.1(b)
-------------------------------------------------- -------------------------
Expenses                                           Section 6.12
-------------------------------------------------- -------------------------
FTC                                                Section 6.9(a)
-------------------------------------------------- -------------------------
GAAP                                               Section 4.8(b)
-------------------------------------------------- -------------------------
Governmental Entity                                Section 4.5
-------------------------------------------------- -------------------------
HSR Act                                            Section 4.5
-------------------------------------------------- -------------------------
Indemnified Parties                                Section 6.8(a)
-------------------------------------------------- -------------------------
IRS                                                Section 4.13(b)
-------------------------------------------------- -------------------------
Legal Action                                       Section 4.11
-------------------------------------------------- -------------------------
Material Contract                                  Section 4.12(a)
-------------------------------------------------- -------------------------
Maximum Premium                                    Section 6.8(b)
-------------------------------------------------- -------------------------
Measurement Date                                   Section 4.3(a)
-------------------------------------------------- -------------------------
Merger                                             Section 2.1
-------------------------------------------------- -------------------------
MergerCo                                           Preamble
-------------------------------------------------- -------------------------
Merger Consideration                               Section 3.1(b)
-------------------------------------------------- -------------------------
Multiemployer Plan                                 Section 4.13(d)
-------------------------------------------------- -------------------------
Multiple Employer Plan                             Section 4.13(a)
-------------------------------------------------- -------------------------
National Security Regulations                      Section 4.26
-------------------------------------------------- -------------------------
New Plans                                          Section 6.7(c)
-------------------------------------------------- -------------------------
Old Plans                                          Section 6.7(c)
-------------------------------------------------- -------------------------
Other Filings                                      Section 4.21
-------------------------------------------------- -------------------------
Parent                                             Preamble
-------------------------------------------------- -------------------------
Parent Expenses                                    Section 8.6(b)
-------------------------------------------------- -------------------------
Paying Agent                                       Section 3.2(a)
-------------------------------------------------- -------------------------
Payment Fund                                       Section 3.2(a)
-------------------------------------------------- -------------------------
PBGC                                               Section 4.13(d)
-------------------------------------------------- -------------------------
Permits                                            Section 4.18(a)
-------------------------------------------------- -------------------------
SEC                                                Section 4.5
-------------------------------------------------- -------------------------
Securities Act                                     Section 4.8(a)
-------------------------------------------------- -------------------------
Share(s) Section 3.1(b)
-------------------------------------------------- -------------------------
SOX                                                Section 4.8(a)
-------------------------------------------------- -------------------------
Stock Options                                      Section 3.4(a)
-------------------------------------------------- -------------------------
Surviving Corporation                              Section 2.1
-------------------------------------------------- -------------------------
Termination Date                                   Section 8.2(a)
-------------------------------------------------- -------------------------
Termination Fee                                    Section 8.6(a)
-------------------------------------------------- -------------------------
Vetoing Counsel                                    Section 6.2
-------------------------------------------------- -------------------------
Voting Agreement                                   Recitals
-------------------------------------------------- -------------------------
VSCA                                               Recitals
-------------------------------------------------- -------------------------
WARN Act                                           Section 4.14(b)
-------------------------------------------------- -------------------------
Withdrawal Liability                               Section 4.13(d)
-------------------------------------------------- -------------------------

                                   ARTICLE II

                                   THE MERGER

Section  2.1.......THE  MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the VSCA, at the Effective Time, MergerCo shall be merged with and into the Company (the "Merger") and the separate corporate existence of MergerCo shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "SURVIVING CORPORATION"), and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger except as otherwise provided herein. The Merger shall have the effects specified in Article II hereof and the VSCA.

Section 2.2.......CLOSING.  The closing of the Merger (the "CLOSING") shall take place (a) at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, at 9:00 A.M. on the first Business Day after the day on which the last to be fulfilled or waived of the conditions set forth in Article VII hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement, or (b) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the date such Closing actually occurs, the "CLOSING DATE").

Section 2.3.......EFFECTIVE TIME. On the Closing Date, the Company, MergerCo and
Parent will cause the Merger to be consummated by filing articles of merger, in customary form (the "ARTICLES OF MERGER") with the SCC and by making all other filings or recordings required under the VSCA in connection with the Merger, in such form as is required by, and executed in accordance with the relevant provisions of, the VSCA. The Merger shall become effective upon the issuance of a certificate of merger by the SCC or at such later time as may be agreed to by Parent and the Company in writing and specified in the Articles of Merger (the effective time of the Merger being referred to herein as the "EFFECTIVE TIME").

Section  2.4.......SUBSEQUENT  ACTIONS.  If at any time after the Effective Time the Surviving Corporation will consider or be advised that any deeds, bills of sale, assignments, assurance or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or MergerCo acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or MergerCo, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

Section  2.5.......EFFECTS  OF THE MERGER.  The Merger will  generally  have the effects set forth in this Agreement and the applicable provisions of the VSCA.

Section 2.6.......ARTICLES OF INCORPORATION;  BYLAWS. At the Effective Time, (a)
the Articles of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so as to read in its entirety in the form of EXHIBIT A hereto and (b) the bylaws of the Surviving Corporation shall be amended so as to read in their entirety in the form of EXHIBIT B hereto.

Section  2.7.......DIRECTORS  AND  OFFICERS . The  directors of MergerCo and the officers of the Company, in each case, as of the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation or bylaws of the Surviving Corporation.

                                  ARTICLE III

                      EFFECT OF THE MERGER ON CAPITAL STOCK

Section 3.1.......EFFECT ON CAPITAL STOCK. At the Effective Time, as a result of the Merger and without any action on the part of Parent, MergerCo or the Company or the holder of any capital stock of Parent, MergerCo or the Company:

(a) CANCELLATION OF CERTAIN COMMON STOCK. Each share of Common Stock that is owned by Parent, MergerCo, the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned Subsidiaries (other than Shares held on behalf of third parties) will automatically be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor.

(b) CONVERSION OF COMMON STOCK. Each share of Common Stock (each, a "SHARE" and collectively, the "SHARES") issued and outstanding immediately prior to the Effective Time (other than (i) Shares to be cancelled in accordance with Section 3.1(a) and (ii) Dissenting Shares, if any (each, an "EXCLUDED SHARE" and collectively, the "EXCLUDED SHARES")) will be converted into the right to receive $24 in cash, without interest (the "MERGER CONSIDERATION").

(c) CANCELLATION OF SHARES. At the Effective Time, all Shares will no longer be outstanding and all Shares will be cancelled and will cease to exist, and, subject to Section 3.3, each holder of a certificate formerly representing any such Shares (each, a "CERTIFICATE") will cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, in accordance with Section 3.2.

(d) CONVERSION OF MERGERCO CAPITAL STOCK. Each share of common stock, par value $0.01 per share, of MergerCo issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

Section  3.2.......SURRENDER  OF  CERTIFICATES.  (a) PAYING AGENT.  Prior to the
Effective Time, for the benefit of the holders of Shares (other than Excluded Shares) Parent will designate, or cause to be designated, a bank or trust company that is reasonably acceptable to the Company (the "PAYING AGENT") to act as agent for the payment of the Merger Consideration in respect of Certificates upon surrender of such Certificates (or effective affidavits of loss in lieu thereof) in accordance with this Article III from time to time after the Effective Time. Promptly after the Effective Time, Parent will deposit, or cause to be deposited, with the Paying Agent cash in amounts and at the times necessary for the payment of the Merger Consideration pursuant to Section 3.1(b) upon surrender of such Certificates (such cash being herein referred to as the "PAYMENT FUND"). The Paying Agent will invest the Payment Fund as directed by Parent.

(b) PAYMENT PROCEDURES. As promptly as practicable after the Effective Time, the Surviving Corporation will instruct the Paying Agent to mail to each holder of record of Shares (other than Excluded Shares) a letter of transmittal in customary form as reasonably agreed by the parties specifying that delivery will be effected, and risk of loss and title to Certificates will pass, only upon proper delivery of Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent and instructions for use in effecting the surrender of the Certificates (or effective affidavits of loss in lieu thereof) in exchange for the Merger Consideration. Upon the proper surrender of a Certificate (or effective affidavit of loss in lieu thereof) to the Paying Agent, together with a properly completed letter of transmittal, duly executed, and such other documents as may reasonably be requested by the Paying Agent, the holder of such Certificate will be entitled to receive in exchange therefor cash in the amount (after giving effect to any required tax withholdings) that such holder has the right to receive pursuant to this Article III, and the Certificate so surrendered will forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, cash to be paid upon due surrender of the Certificate may be paid to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.

(c) WITHHOLDING TAXES. Parent and the Paying Agent will be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement to any holder of Shares or holder of Stock Options any amounts required to be deducted and withheld with respect to such payments under the Code and the rules and Treasury Regulations promulgated thereunder, or any provision of state, local or foreign Tax law. Any amounts so deducted and withheld will be treated for all purposes of this Agreement as having been paid to the holder of the Shares or holders of Stock Options, as the case may be, in respect of which such deduction and withholding was made.

(d) NO FURTHER TRANSFERS. After the Effective Time, there will be no transfers on the stock transfer books of the Company of Shares that were outstanding immediately prior to the Effective Time other than to settle transfers of Shares that occurred prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Paying Agent, they will be cancelled and exchanged for the Merger Consideration as provided in this Article III.

(e) TERMINATION OF PAYMENT FUND. Any portion of the Payment Fund that remains undistributed to the holders of the Certificates 12 months after the Effective Time will be delivered to Parent, on demand, and any holder of a Certificate who has not theretofore complied with this Article III will thereafter look only to Parent for payment of his or her claims for Merger Consideration. Notwithstanding the foregoing, none of Parent, MergerCo, the Company, the Surviving Corporation, the Paying Agent or any other Person will be liable to any former holder of Shares for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(f) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in customary amount and upon such terms as Parent may determine are necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to this Agreement.

(g) DISSENTING SHARES.  Parent and Company do not believe that the provisions of
Article 15 of the VSCA will be applicable to the Merger. However, in the event such Article becomes applicable, then notwithstanding any provision of this Agreement to the contrary, any Shares outstanding immediately prior to the Effective Time that are held by a shareholder (a "DISSENTING SHAREHOLDER") who has neither voted in favor of the adoption of this Agreement nor consented thereto in writing and who has demanded properly in writing appraisal for such Shares and otherwise properly perfected and not withdrawn or lost his or her rights (the "DISSENTING SHARES") in accordance with Article 15 of the VSCA will not be converted into, or represent the right to receive, the Merger Consideration. Such Dissenting Shareholders will be entitled to receive payment of the appraised value of Dissenting Shares held by them in accordance with the provisions of Article 15 of the VSCA, except that all Dissenting Shares held by shareholders who have failed to perfect or who effectively have withdrawn or lost their rights to appraisal of such Dissenting Shares pursuant to Article 15 of the VSCA will thereupon be deemed to have been converted into, and represent the right to receive, the Merger Consideration in the manner provided in Article III and will no longer be Excluded Shares. Notwithstanding anything to the contrary contained in this Section 3.2(g), if the Merger is rescinded or abandoned, then the right of any shareholder to be paid the fair value of such shareholder's Dissenting Shares pursuant to Article 15 of the VSCA will cease. The Company will give MergerCo prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law received by the Company relating to shareholders' rights of appraisal. The Company will give MergerCo the opportunity to participate in and direct all negotiations and proceedings with respect to demands for appraisal to the extent permitted by applicable Law. The Company will not, except with the prior written consent of MergerCo or unless and to the extent required to do so under applicable Law, make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal or other treatment of any such demands.

Section  3.3.......ADJUSTMENTS TO PREVENT DILUTION. In the event that, after the date hereof and prior to the Effective Time, the Company changes the number of Shares, or securities convertible or exchangeable into or exercisable for Shares, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration will be equitably adjusted to reflect such change; PROVIDED, that nothing herein shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section  3.4.......TREATMENT  OF STOCK  OPTIONS.  (a) Each  option  to  purchase
Shares, other than rights to acquire Shares pursuant to the ESPP, (collectively, the "STOCK OPTIONS") outstanding immediately prior to the Effective Time pursuant to the Company Benefit Plans (whether or not then vested or exercisable) will at the Effective Time be cancelled and the holder of such Stock Option will, in full settlement of such Stock Option and in exchange for the surrender to the Company of any certificate or other document evidencing such Stock Option, receive from the Company an amount (subject to any applicable withholding tax) in cash, without interest, equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price per Share of such Stock Option multiplied by (y) the number of Shares subject to such Stock Option (with the aggregate amount of such payment rounded up to the nearest whole cent). All Stock Options shall terminate as of the Effective Time and the holders of Stock Options will have no further rights in respect of any Stock Options from and after the Effective Time.

(b) Prior to the Effective Time, the Company will adopt such resolutions and will take such other actions as shall be required to effectuate the actions contemplated by this Section 3.4, without paying any consideration or incurring any debts or obligations on behalf of the Company or the Surviving Corporation. Parent and the Company will cooperate with each other in establishing such procedures as may be necessary to provide for the timely payment of the amounts payable pursuant to Section 3.4(a) and for the timely and accurate calculation of, and payment to the applicable taxing authority of, all amounts required to be withheld in respect of such amounts.

Section  3.5.......TREATMENT  OF ESPP. Prior to the date hereof,  the Company or the administrator of the Company's 2004 Employee Stock Purchase Plan (the "ESPP") has taken all such action (and provided Parent evidence thereof) as may be necessary under the ESPP (a) to provide that in connection with the Closing, the then effective Purchase Interval (as defined in the ESPP) will be shortened so that it ends on, and a New Purchase

Date (as defined in the ESPP) is established as of, a date that is no later than 5 Business Days prior to the Effective Time, (b) to provide that participants in the ESPP shall purchase Shares on such New Purchase Date, unless prior to such date the participant has withdrawn from the Purchase Interval (in accordance with the terms of the ESPP), (c) to terminate the ESPP as of the Effective Time, and (d) to prohibit (i) any increase in the rate of payroll deductions being made by participants to the ESPP, (ii) any further direct payments by participants thereunder that were not authorized as of the date hereof, and
(iii) the acceptance of any new participants into the ESPP.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Parent and to MergerCo as follows, except as set forth (i) in the applicable sections (or by internal cross-reference) of the letter (the "COMPANY DISCLOSURE LETTER") delivered by the Company to Parent concurrently with the execution of this Agreement (provided that the mere inclusion of an item in the Company Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has or would have a Company Material Adverse Effect) or (ii) in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 or any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Company with the SEC after January 1, 2006 and prior to October 15, 2006 (collectively, the "2005 SEC DOCUMENTS") (other than (A) any risk factor disclosure, including disclosures contained in the "Forward Looking Statements" and "Risk Factors" sections of the 2005 SEC Documents and (B) any documents filed as exhibits to such 2005 SEC Documents to the extent that the information is only set forth in such exhibits); provided however that the foregoing exception in clause (ii) shall not apply to the representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.5 and 4.6.

Section  4.1.......ORGANIZATION;  POWER; QUALIFICATION.  The Company and each of its Subsidiaries is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Each of the Company and its Subsidiaries has the requisite corporate or partnership power and authority to own, lease and operate its assets and to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company or other legal entity and is in good standing in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or in good standing does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Subsidiary nor, to the Company's Knowledge, any Company Joint Venture, is in violation of its organizational or governing documents, except for such violations that do not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.2.......CORPORATE  AUTHORIZATION;  ENFORCEABILITY. (a) The Company has
all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to approval of this Agreement by the Requisite Company Vote, to consummate the transactions contemplated by this Agreement. The Board of Directors of the Company (the "COMPANY BOARD") has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and its shareholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, and (iii)
resolved  to  recommend   approval  of  this  Agreement  and  the   transactions
contemplated hereby, including the Merger, by the shareholders of the Company ((i), (ii), and (iii) collectively, the "COMPANY BOARD RECOMMENDATION"), and directed that such matter be submitted for consideration of the shareholders of the Company at the Company Shareholders Meeting. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, subject to the Requisite Company Vote.

(b) This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent and MergerCo, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

Section 4.3.......CAPITALIZATION;  OPTIONS. (a) The Company's authorized capital stock consists solely of 50,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock (the "PREFERRED STOCK"), of which 2,500 shares of Preferred Stock are designated as Class A Preferred Stock and 500,000 shares of Preferred Stock are designated as Series B Convertible Preferred Stock. As of the close of business on October 31, 2006 (the "MEASUREMENT DATE"), 21,780,467 shares of Common Stock were issued and outstanding. No shares of Preferred Stock are issued or outstanding. As of the Measurement Date, no Shares are held in the treasury of the Company. Since the Measurement Date until the date of this Agreement, other than in connection with the issuance of Shares pursuant to the exercise of Stock Options outstanding as of the Measurement Date, there has been no change in the number of outstanding shares of capital stock of the Company or the number of outstanding Stock Options. As of the Measurement Date, Stock Options to purchase 2,653,390 shares of Common Stock were outstanding, with a weighted average exercise price of $9.26 per share. Section 4.3(a) of the Company Disclosure Letter sets forth a complete and correct list of all Stock Options that are outstanding as of the Measurement Date, the exercise price of each such Stock Option, and with respect to the Persons specified thereon, the number of Stock Options held by each such Person and the exercise prices thereof. Except as set forth in this Section 4.3, there are no shares of capital stock or securities or other rights convertible or exchangeable into or exercisable for shares of capital stock of the Company or such securities or other rights (which term, for purposes of this Agreement, will be deemed to include "phantom" stock, stock appreciation rights, or other commitments that provide any right to receive value or benefits similar to such capital stock, securities or other rights). Since the Measurement Date through the date of this Agreement, there have been no issuances of any securities of the Company or any of its Subsidiaries that would have been in breach of Section 6.1 if made after the date of this Agreement.

(b) All outstanding Shares are duly authorized, validly issued, fully paid and non-assessable and are not subject to any pre-emptive rights.

(c) There are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) to issue, sell, or otherwise transfer to any Person, or to repurchase, redeem or otherwise acquire from any Person, any Shares, Preferred Stock, capital stock of any Subsidiary of the Company, or securities or other rights convertible or exchangeable into or exercisable for shares of capital stock of the Company or any Subsidiary of the Company or such securities or other rights or (ii) to provide any funds to or make any investment in any Subsidiary of the Company that is not wholly owned by the Company.

(d) Other than the issuance of Shares upon exercise of Stock Options and other than previously announced regular quarterly dividends, since January 1, 2006 and through the date of this Agreement, the Company has not declared or paid any dividend or distribution in respect of any of the Company's securities.

(e) Each Company Benefit Plan providing for the grant of Shares or of awards denominated in, or otherwise measured by reference to, Shares (each, a "COMPANY STOCK AWARD PLAN") is set forth (and identified as a Company Stock Award Plan) in Section 4.13(a) of the Company Disclosure Letter. The Company has provided to Parent correct and complete copies of all Company Stock Award Plans and all forms of options and other stock-based awards (including award agreements) issued under such Company Stock Award Plans.

(f) As of the date of this Agreement, neither the Company nor any Subsidiary has entered into any commitment, arrangement or agreement, or is otherwise obligated, to contribute capital, loan money or otherwise provide funds or make additional investments in any Person other than any such commitments, arrangements, or agreements in the ordinary course of business consistent with past practice, and other than pursuant to Material Contracts.

(g) The maximum number of Shares authorized for issuance pursuant to the ESPP is 1,000,000. Not more than 10,000 Shares will be issuable pursuant to the ESPP with respect to the current Purchase Interval which is scheduled to end on December 31, 2006. With respect to any subsequent Purchase Interval and until the Effective Time, (i) not more than 10,000 Shares will be issuable pursuant to the ESPP during such Purchase Interval and (ii) the total amount of all contributions by participants to their respective participant accounts during any 30-day period during such Purchase Interval shall not exceed the dollar amount that, when applied to the purchase of Shares under the ESPP on the Purchase Date (as defined in the ESPP) or New Purchase Date with respect to such Purchase Interval, would result in the purchase of a total of 3,333 Shares under the ESPP.

(h) As of the date of this Agreement, (i) the Company and its Subsidiaries owe $40 million pursuant to outstanding borrowings under the Credit Facility, (ii) the maximum amount of additional borrowings possible under the Credit Facility is $55 million and (iii) neither the Company nor any Subsidiary has any other indebtedness for borrowed money or guarantees thereof.

Section  4.4.......SUBSIDIARIES  AND COMPANY JOINT VENTURES.  Section 4.4 of the
Company Disclosure Letter sets forth a complete and correct list of all of the Company's Subsidiaries and all Company Joint Ventures. All equity interests of the Company's Subsidiaries and the Company Joint Ventures held by the Company or any other Subsidiary are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive or similar rights, purchase option, call or right of first refusal or similar rights. All such equity interests are free and clear of any Liens or any other limitations or restrictions on such equity interests (including any limitation or restriction on the right to vote, pledge or sell or otherwise dispose of such equity interests) other than any restrictions contained in the Joint Venture Agreements related thereto. The Company has made available to Parent complete and correct copies of the Company Organizational Documents and all organizational documents of the Company Joint Ventures.

Section 4.5.......GOVERNMENTAL CONCERNS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not require any consent, approval or other authorization of, or filing with or notification to, any international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, board, court, tribunal, arbitral body, self-regulated entity or similar body, whether domestic or foreign (each, a "GOVERNMENTAL ENTITY"), other than: (i) the filing of the Articles of Merger with the SCC as required by the VSCA and the issuance of a certificate of merger by the SCC; (ii) applicable requirements of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the "EXCHANGE ACT"); (iii) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement (the "COMPANY PROXY STATEMENT") relating to the special meeting of the shareholders of the Company to be held to consider the adoption of this Agreement (the "COMPANY SHAREHOLDERS MEETING"); (iv) any filings required by, and any approvals required under, the rules and regulations of The Nasdaq Global Select Market; (v) the pre-merger notifications required under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (B) any applicable requirements of Council Regulation (EC) No. 139/2004 of the Council of the European Union (the "EC MERGER REGULATION"), and (C) the competition or merger control Laws of any other applicable jurisdiction; (vi) any consent, approval or other authorization of, or filing with or notification to, any Governmental Entity identified in
Section 4.5(vi) of the Company Disclosure Letter; (vii) notification to the Defense Secretary in accordance with National Industrial Security Program Operating Manual section 1-302(g)(1); (viii) notification to administrative contracting officer(s), if required, in accordance with Federal Acquisition Regulation 52.215-9; and (ix) in such other circumstances where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.6.......NON-CONTRAVENTION.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, any provision of (x) the Company Organizational Documents or (y) any of the organizational or governing documents of the Company Joint Ventures; (ii) contravene or conflict with, or result in any violation or breach of, any Laws or Orders applicable to the Company or any of its Subsidiaries or by which any assets of the Company or any of its Subsidiaries ("COMPANY ASSETS") are bound (assuming that all consents, approvals, authorizations, filings and notifications described in Section 4.5 or Section 4.5(vi) of the Company Disclosure Letter have been obtained or made and any waiting periods under such filings have been terminated or expired); (iii) result in any violation or breach of or loss of a benefit under, or constitute a default (with or without notice or lapse of time or both) under, any Material Contract; (iv) require any consent, approval or other authorization of, or filing with or notification to, any Person under any Material Contract; (v) give rise to any termination, cancellation, amendment, modification or acceleration of any rights or obligations under any Material Contract; or (vi) cause the creation or imposition of any Liens on any Company Assets, except for Permitted Liens, except, in the cases of clauses (i)(y) and (ii) - (vi), as do not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.7.......VOTING. (a) The Requisite Company Vote is the only vote of the holders of any class or series of the capital stock of the Company or any of its Subsidiaries necessary (under the Company Organizational Documents, the VSCA, other applicable Laws or otherwise) to approve this Agreement, the Merger and the other transactions contemplated hereby.

(b) There are no voting trusts, proxies or similar agreements, arrangements or commitments to which the Company or any of its Subsidiaries is a party or of which the Company has Knowledge with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries, other than the Voting Agreements. There are no bonds, debentures, notes or other instruments of indebtedness of the Company or any of its Subsidiaries that have the right to vote, or that are convertible or exchangeable into or exercisable for securities or other rights having the right to vote, on any matters on which shareholders of the Company may vote.

Section 4.8.......FINANCIAL REPORTS AND SEC DOCUMENTS. (a) The Company has filed or furnished all forms, statements, reports and documents required to be filed or furnished by it with the SEC pursuant to applicable federal securities statutes, regulations and rules since January 1, 2003 (the forms, statements, reports and documents filed or furnished with the SEC since January 1, 2003 and those filed or furnished with the SEC subsequent to the date of this Agreement, if any, including any amendments thereto, the "COMPANY SEC Documents"). Each of the Company SEC Documents filed or furnished on or prior to the date of this Agreement, at the time of its filing or furnishing (except as and to the extent such Company SEC Document has been modified or superseded in any subsequent Company SEC Document filed or furnished and publicly available prior to the date of this Agreement), complied, and each of the Company SEC Documents filed or furnished after the date of this Agreement will comply, in all material respects with the applicable requirements of each of the Exchange Act and the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "SECURITIES Act") and complied or will comply, as applicable, in all material respects with the then-applicable accounting standards. As of their respective dates, except as and to the extent modified or superseded in any subsequent Company SEC Document filed or furnished and publicly available prior to the date of this Agreement, the Company SEC Documents did not, and any Company SEC Documents filed or furnished with the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The Company SEC Documents filed or furnished on or prior to the date of this Agreement included, and if filed or furnished after the date of this Agreement, will include all certificates required to be included therein pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder ("SOX"), and the internal control report and attestation of the Company's outside auditors required by Section 404 of SOX.

(b) Each of the consolidated balance sheets included in or incorporated by reference into the Company SEC Documents (including the related notes and schedules) fairly presents or, in the case of the Company SEC Documents filed or furnished after the date of this Agreement, will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the consolidated statements of income, changes in shareholders' equity and cash flows included in or incorporated by reference into the Company SEC Documents (including any related notes and schedules) fairly presents or, in the case of the Company SEC Documents filed or furnished after the date of this Agreement, will fairly present in all material respects the results of operations and cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments), in each case in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

(c) The management of the Company has (x) implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) that are reasonably designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the chief executive officer and chief financial officer of the Company by others within those entities, and (y) disclosed, based on its most recent evaluation, to the Company's outside auditors and the audit committee of the Company Board (A) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting. Since January 1, 2003, any material change in internal control over financial reporting or failure or inadequacy of disclosure controls required to be disclosed in any Company SEC Document has been so disclosed.

(d) Since January 1, 2003, to the Company's Knowledge, (x) none of the Company or any of its Subsidiaries, or any director, officer, employee or independent auditor of the Company or any of its Subsidiaries, has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls relating to periods after January 1, 2003, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices (except for any of the foregoing that have been resolved without any material impact on the Company and its Subsidiaries, taken as a whole, and except for any of the foregoing which have no reasonable basis), and (y) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation, relating to periods after January 1, 2003, by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or, to the Knowledge of the Company, to any director or officer of the Company.

Section 4.9.......NO  UNDISCLOSED  LIABILITIES.  Except (i) as and to the extent disclosed or reserved against on the balance sheet of the Company dated as of June 30, 2006 (including the notes thereto) included in the Company SEC Documents or (ii) as incurred since the date thereof in the ordinary course of business consistent with past practice, neither the Company, any of its Subsidiaries nor, to the Knowledge of the Company, any Company Joint Venture, has any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that have or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section  4.10......ABSENCE  OF CERTAIN CHANGES OR EVENTS. (a) Since December 31,
2005, there has not been any Company Material Adverse Effect or any change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

(b) Since December 31, 2005 and through the date of this Agreement, the Company and each of its Subsidiaries have conducted their business only in the ordinary course consistent with past practice, and there has not been any (i) action or event that, if taken on or after the date of this Agreement without Parent's consent, would violate the provisions of any of Sections 6.1(a), (b), (c)(i) -
(ii), (c)(iv) - (v), (d)(i) - (iii), (d)(v), (e) (except with respect to mergers or consolidations between entities that were wholly-owned by the Company at the time of merger or consolidation), (f), (h), (j), (l), (m), (n) (except with respect to the Company's Subsidiaries or former Subsidiaries), (o), (p) or (q) or (ii) agreement or commitment to do any of the foregoing.

Section  4.11......LITIGATION.  There  are no  claims,  actions,  suits,  demand letters, judicial, administrative or regulatory proceedings, or hearings, notices of violation, or, to the Knowledge of the Company, investigations (each, a "LEGAL ACTION") pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries or any executive officer or director of Company or any of its Subsidiaries in connection with his or her status as a director or executive officer of the Company or any of its Subsidiaries which (i) involves an amount in controversy in excess of $50,000, or (ii) have or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no outstanding Order against the Company or any of its Subsidiaries or by which any property, asset or operation of the Company or any of its Subsidiaries is bound or affected. To the Knowledge of the Company, as of the date of this Agreement, neither the Company, any Subsidiary, nor any officer, director or employee of the Company or any such Subsidiary is under investigation by any Governmental Entity related to the conduct of the Company's or any such Subsidiary's business.

Section  4.12......CONTRACTS.  (a) Section  4.12(a)(i) of the Company Disclosure
Letter lists all Contracts to which the Company or any of its Subsidiaries is a party and which are in effect as of the date hereof that fall within any of the following categories: (A) any Contract relating to indebtedness for borrowed money or any financial guaranty involving amounts in excess of $1,000,000; (B) any Contract that materially limits the ability of the Company or any of its Subsidiaries to conduct any activity or compete in any business line or in any geographic area; (C) any Contract that is terminable by the other party or parties upon a change in control of the Company or any of its Subsidiaries that involves anticipated future expenditures or receipts by the Company or any of its Subsidiaries of more than $250,000; (D) any Contract that involves anticipated future receipts by the Company or any of its Subsidiaries of more than $500,000; (E) any Contract that by its terms limits the payment of dividends or other distributions by the Company or any of its Subsidiaries; (F) any Joint Venture Agreement; (G) any Contract that grants any right of first refusal or right of first offer or similar right; (H) any Fixed Price Contract;
(I) any Loss Contract; (J) any Contract for the lease or purchase of real property involving aggregate payments in excess of $250,000; (K) any Company Government Contract that involves anticipated future receipts by the Company or any of its Subsidiaries of more than $500,000; (L) any Company Government Subcontract that involves future receipts by the Company or any of its Subsidiaries of more than $500,000, (M) any Contract with any director, officer or Affiliate of the Company or any of its Subsidiaries; (N) any Contract relating to the acquisition, development, license, transfer or disclosure of Intellectual Property Rights that is material to the business of the Company or any of its Subsidiaries; and (O) any Contract pursuant to which the Company or its Subsidiaries have paid any subcontractor or vendor more than $500,000 during the current fiscal year (collectively, "MATERIAL CONTRACTS"). True and correct copies of all Material Contracts have been made available to Parent (subject to redaction if required pursuant to the terms thereof or if required by applicable
Law).

(b) Each Material Contract is a valid and legally binding arrangement of the Company or a Company Subsidiary that is a party thereto, as applicable, and is in full force and effect, except where the failure to be valid, binding and in full force and effect does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries has in all material respects performed all material obligations required to be performed by it under each Material Contract. Neither the Company nor any of its Subsidiaries knows of, or has received notice of, the existence of any material event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default on the part of the Company or any of its Subsidiaries under any such Material Contract.

(c) With respect to each Contract between the Company or any of its Subsidiaries and any Governmental Entity and each outstanding bid, quotation or proposal by the Company or any of its Subsidiaries (each, a "BID") that if accepted or awarded could lead to a Contract between the Company or any of its Subsidiaries and any Governmental Entity, including any Contract for the use of government-owned facilities (each such Contract or Bid, a "COMPANY GOVERNMENT CONTRACT"), and each Contract between the Company or any of its Subsidiaries and any prime contractor or upper-tier subcontractor relating to a Contract between such Person and any Governmental Entity and each outstanding Bid that if accepted or awarded could lead to a Contract between the Company or any of its Subsidiaries and a prime contractor or upper-tier subcontractor relating to a Contract between such Person and any Governmental Entity (each such Contract or Bid, a "COMPANY GOVERNMENT SUBCONTRACT"):

(i) (A) each such Company Government Contract or Company Government Subcontract was legally awarded, is binding on the parties thereto, and is in full force and effect and (B) each such Company Government Contract (or, if applicable, each prime Contract under which a Company Government Subcontract was awarded) is not currently the subject of bid or award protest proceedings; PROVIDED that for purposes of this clause (i), the terms Company Government Contract and Company Government Subcontract shall not include any Bids;

(ii) the Company and its Subsidiaries have complied in all material respects with all terms and conditions of such Company Government Contract or Company Government Subcontract, including all clauses, provisions and requirements incorporated expressly by reference therein and all requirements thereunder relating to the safeguarding of, and access to, classified information;

(iii) the Company and its Subsidiaries have complied in all material respects with all requirements of all Laws or Contracts pertaining to such Company Government Contract or Company Government Subcontract;

(iv) no claim (including a claim for price adjustment) has been made against the Company under the False Claims Act, 31 U.S.C. ss. 3729 et seq., or the Truth in Negotiations Act 10 U.S.C. ss. 2306a, or for any other request for a reduction in price, in connection with any such Company Government Contract or Company Government Subcontract;

(v) in the last three years, neither the United States government nor any prime contractor, subcontractor or other Person has notified the Company or any of its Subsidiaries, in writing or orally, that the Company or any of its Subsidiaries has, or may have, breached or violated any Law, certification, representation, clause, provision or requirement pertaining to such Company Government Contract or Company Government Subcontract, and all facts set forth or acknowledged by any representations, claims or certifications submitted by or on behalf of the Company or any of its Subsidiaries in connection with such Company Government Contract or Company Government Subcontract were, to the Knowledge of the Company, current, accurate and complete in all material respects on the date of submission;

(vi) in the last three years, neither the Company nor any of its Subsidiaries has received any notice of termination for convenience, notice of termination for default, cure notice or show cause notice pertaining to such Company Government Contract or Company Government Subcontract;

(vii) other than in the ordinary course of business consistent with past practice, no material cost incurred by the Company or any of its Subsidiaries pertaining to such Company Government Contract or Company Government Subcontract has been questioned or challenged by any Governmental Entity, is the subject of any audit or, to the Knowledge of the Company, investigation or has been disallowed by any government or governmental agency; and

(viii) no material payment due to the Company or any of its Subsidiaries pertaining to such Company Government Contract or Company Government Subcontract has been withheld or set off, nor has any claim been made to withhold or set off money, and to the Knowledge of the Company, the Company and its Subsidiaries are entitled to all progress or other payments received to date with respect thereto.

(d) Neither the Company nor any of its Subsidiaries, nor any of the respective directors, officers, employees, consultants or agents of the Company or any of its Subsidiaries, is, or within the past three years has been, under administrative, civil or criminal investigation, indictment or information by any Governmental Entity, the subject of any actual or, to the Knowledge of the Company, threatened, "whistleblower" or "qui tam" lawsuit, or the subject of investigation by the Company or any of its Subsidiaries with respect to any alleged act or omission arising under or relating to any Company Government Contract or Company Government Subcontract.

(e) There exist (i) no outstanding material claims against the Company or any of its Subsidiaries, either by any Governmental Entity or by any prime contractor, subcontractor, vendor or other Person, arising under or relating to any Company Government Contract or Company Government Subcontract, and (ii) no outstanding material claims or requests for equitable adjustment or disputes between the Company or any of its Subsidiaries and the United States government under the Contract Disputes Act, 41 U.S.C. ss.ss.601-613, as amended, or any other Law or between the Company or any of its Subsidiaries and any prime contractor, subcontractor, vendor or other Person arising under or relating to any Company Government Contract or Company Government Subcontract. To the Knowledge of Company, neither the Company nor any of its Subsidiaries has received any material adverse past performance evaluations or ratings in connection with any Company Government Contract, Company Government Subcontract or other Contract with a Governmental Entity within the past three years. Neither the Company nor any of its Subsidiaries has
(i) any interest in any pending or potential claim against any Governmental Entity or (ii) any interest in any pending claim against any prime contractor, subcontractor, vendor or other person arising under or relating to any Company Government Contract or Company Government Subcontract.

(f) Within the past three years, none of the Company, any of its Subsidiaries or any officer, or director of the Company has been debarred or suspended, or proposed for debarment or suspension, or received notice of actual or proposed debarment or suspension, from participation in the award of Contracts with the United States government or any other Governmental Entity (excluding for this purpose ineligibility to bid on certain contracts due to generally applicable bidding requirements). To the Knowledge of the Company, there exist no facts or circumstances that are reasonably likely to warrant the institution of suspension or debarment proceedings or the finding of non-responsibility or ineligibility on the part of the Company, any of its Subsidiaries or any of their respective directors, officers or employees.

(g) The Company and its Subsidiaries have not submitted to any Governmental Entity any inaccurate, incomplete, non-current, untruthful or misleading cost or pricing data, certification, bid, proposal, report, claim or any other information relating to a Company Government Contract, Company Government Subcontract, or Bid, in such circumstances which could give rise to a reasonable belief that such submission was in violation of applicable Law.

(h) Section 4.12(h) of the Company Disclosure Letter identifies, by Contract or task order and description, all work or future business opportunities from which the Company, its Affiliates, Subsidiaries or other related Person, are currently limited, prohibited or otherwise restricted from performing or bidding, due to express organizational conflicts of interest Contract terms or provisions, or due to organizational conflicts of interest mitigation plans submitted by the Company, its Affiliates or Subsidiaries in connection with any Company Government Contract.

(i) To the Knowledge of the Company, all indirect and general and administrative expense rates have been and are being billed consistent with Defense Contract Audit Agency approved rates or provisional rates.

(j) During the last five years, neither the Company nor any of its Subsidiaries has made any voluntary disclosure in writing to any Governmental Entity with respect to any material alleged irregularity, misstatement or omission arising under or relating to a Company Government Contract, Company Government Subcontract, or Bid, nor is the Company or any of its Subsidiaries contemplating making any such voluntary disclosure.

(k) Except as set forth in Section 4.12(k) of the Company Disclosure Letter (setting forth the contracting party, name of contract, date of contract, total value of contract, and value of any unexercised options), the Company has no Company Government Contracts or Company Government Subcontracts that were awarded as small business set aside contracts.

Section  4.13......EMPLOYEE  COMPENSATION AND BENEFIT PLANS;  ERISA. (a) Section
4.13(a) of the Company Disclosure Letter contains a correct and complete list of each Company Benefit Plan. Each Company Benefit Plan that is a plan that has two or more contributing sponsors at least two of whom are not under common control (within the meaning of Section 4063 of ERISA) (a "MULTIPLE EMPLOYER PLAN") is denoted as such on Section 4.13(a) of the Company Disclosure Letter. No business or entity is a member of the Company's "controlled group" or is under "common control" with the Company or any of its Subsidiaries (within the meaning of Section 414 of the Code) other than the Company and its Subsidiaries.

(b) With respect to each Company Benefit Plan, if applicable, the Company has provided to Parent correct and complete copies of (i) all plan texts and agreements and related trust agreements (or other funding vehicles); (ii) the most recent summary plan descriptions and material employee communications concerning the extent of the benefits provided under a Company Benefit Plan;
(iii) the three most recent annual reports (including all schedules); (iv) the three most recent annual audited financial statements and opinions; (v) if the plan is intended to qualify under Section 401(a) of the Code, the most recent determination letter received from the Internal Revenue Service (the "IRS"); and
(vi) all material communications with any domestic Governmental Entity given or received since January 1, 2004. There is no present intention that any Company Benefit Plan be materially amended, suspended or terminated, or otherwise modified to adversely change benefits (or the level thereof) under any Company Benefit Plan at any time within the twelve months immediately following the date of this Agreement.

(c) Since January 1, 2006, there has not been any amendment or change in interpretation relating to any Company Benefit Plan which would, individually or in the aggregate, materially increase the aggregate cost to the Company of all Company Benefit Plans. The Company and its Subsidiaries have complied with all obligations with respect to employee benefits matters required in connection with the Company's acquisition of Adaptive Optics Associates, Inc.

(d) No Company  Benefit  Plan is subject to Title IV or Section  302 of ERISA or
Section 412 or 4971 of the Code. Neither the Company nor any of its Subsidiaries has, at any time during the last six years, contributed to or been obligated to contribute to any "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) (a "MULTIEMPLOYER PLAN") or Multiple Employer Plan other than a plan listed on Section 4.13(a) of the Company Disclosure Letter. Neither the Company nor any of its Subsidiaries would be reasonably expected to be liable for any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such

Multiemployer Plan (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) (a "WITHDRAWAL LIABILITY") that has not been satisfied in full.

(e) Each Company Benefit Plan that requires registration with a Governmental Entity has been properly registered, except where any failure to register, either individually or in the aggregate, would not reasonably be expected to result in a material liability to the Company. Each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code has been issued a favorable determination letter by the IRS with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code and no event has occurred since the date of such qualification or exemption that would reasonably be expected to materially adversely affect such qualification or exemption. Each Company Benefit Plan has been established and administered in material compliance with its terms and with the applicable provisions of ERISA, the Code and other applicable Laws. No event has occurred and no condition exists that would subject the Company by reason of its affiliation with any current or former member of its "controlled group" or any business or entity that is under "common control" with the Company or any of its Subsidiaries (in each case within the meaning of Section 414 of the Code) to any material (i) Tax, penalty, fine, (ii) Lien (other than a Permitted Lien) or
(iii) other liability imposed by ERISA, the Code or other applicable Laws.

(f) There are no (i) Company Benefit Plans under which welfare benefits are provided to past or present employees of the Company and its Subsidiaries beyond their retirement or other termination of service, other than coverage mandated by the Consolidated Omnibus Budget Recommendation Act of 1985 ("COBRA"), Section 4980B of the Code, Title I of ERISA or any similar state group health plan continuation Laws, the cost of which is fully paid by such employees or their dependents; or (ii) unfunded Company Benefit Plan obligations with respect to any past or present employees of the Company and its Subsidiaries that are not fairly reflected by reserves shown on the most recent financial statements contained in the Company SEC Documents, except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee of the Company and its Subsidiaries or with respect to any Company Benefit Plan; (ii) increase any benefits otherwise payable under any Company Benefit Plan; (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits; (iv) result in a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA or section 4975 of the Code; or (v) result in the payment of any amount that would, individually or in combination with any other such payment, reasonably be expected to constitute an "excess parachute payment," as defined in Section 280G(b)(1) of the Code.

(h) Neither the Company nor any of its Subsidiaries or any Company Benefit Plan, nor to the Knowledge of the Company any "disqualified person" (as defined in Section 4975 of the Code) or "party in interest" (as defined in Section 3(18) of ERISA), has engaged in any non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which, individually or in the aggregate, has resulted or would reasonably be expected to result in any material liability to the Company or any of its Subsidiaries. With respect to any Company Benefit Plan, (i) no Legal Actions (including any administrative investigation, audit or other proceeding by the Department of Labor or the IRS but other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened, and (ii) to the Knowledge of the Company, no events or conditions have occurred or exist that would reasonably be expected to give rise to any such Legal Actions.

(i) Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Company Benefit Plans subject to the Laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements,
(ii) if they are intended to qualify for special tax treatment, meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved, are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

(j) Each  "nonqualified  deferred  compensation  plan" (as  defined  in  Section
409A(d)(1) of the Code) of the Company has been operated in good faith compliance with Section 409A of the Code and IRS Notice 2005-1. Each Stock Option has been granted with an exercise price no lower than "fair market value" (within the meaning of Section 409A of the Code) as of the grant date of such option, and no term of exercise of a Stock Option has been extended after the grant date of such Stock Option.

Section 4.14......LABOR  MATTERS. (a)(i) None of the employees of the Company or its Subsidiaries is represented by a union and, to the Knowledge of the Company, within the past three years no union organizing efforts have been conducted or threatened or are being conducted or threatened, (ii) neither the Company nor any of its Subsidiaries is a party to or negotiating any collective bargaining agreement or other labor Contract, and (iii) there is no pending and, to the Knowledge of the Company, there is no threatened material strike, picket, work stoppage, work slowdown or other organized labor dispute affecting the Company or any of its Subsidiaries.

(b) The Company and each of its Subsidiaries are in compliance with all applicable Laws relating to the employment of labor, including all applicable Laws relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers' compensation, pay equity, classification of employees, and the collection and payment of withholding and/or social security Taxes, except for such failures to be in compliance as does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No material unfair labor practice charge or complaint is pending or, to the Knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries has incurred any material liability or material obligation under the Worker Adjustment and Retraining Notification Act (the "WARN ACT") or any similar state or local Law which remains unsatisfied, and neither the Company nor any of its Subsidiaries has planned or announced any "plant closing" or "mass layoff" as contemplated by the WARN Act affecting any site of employment or facility of the Company or any of its Subsidiaries.

Section 4.15......TAXES.

(a) All material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been properly prepared and timely filed, and all such Tax Returns (including information provided therewith or with respect thereto) are correct and complete in all material respects.

(b) The Company and its Subsidiaries have fully and timely paid all material Taxes (whether or not shown to be due on the Tax Returns) required to be paid by any of them.

(c) As of the date of this Agreement, there are no material outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, Taxes due from the Company or any of its Subsidiaries for any taxable period and, to the Knowledge of the Company, no request for any such waiver or extension is currently pending.

(d) No audit or other proceeding by any Governmental Entity is pending or, to the Knowledge of the Company, threatened with respect to any Taxes due from or with respect to the Company or any of its Subsidiaries, except for such audits and proceedings that do not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) There are no material Liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay Taxes, except for Permitted Liens.

(f) Neither the Company nor any of its Subsidiaries has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than the affiliated group of which the Company is the common parent.

(g) The Company and its Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

(h) Neither the Company nor any of its Subsidiaries is a party to any Tax sharing or similar Tax agreement (other than an agreement exclusively between or among the Company and its Subsidiaries) pursuant to which it will have any obligation to make any payments after the Closing Date.

(i) Neither the Company nor any Subsidiary has constituted a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(j) Neither the Company nor any of its Subsidiaries has engaged in any transaction the IRS has determined to be a "listed transaction" for purposes of ss. 1.6011-4(b)(2), and the Company and its Subsidiaries have properly reported any transaction that is the same as, or substantially similar to, a transaction which is a "reportable transaction" for purposes of ss. 1.6011-4(b).

(k) The Company has provided or made available to Parent correct and complete copies of (i) all material Tax Returns filed by the Company or any of its Subsidiaries for the Company's last three fiscal years and (ii) all material ruling requests, private letter rulings, notices of proposed deficiencies, closing agreements, settlement agreements, and similar documents or communications sent to or received by the Company or any of its Subsidiaries relating to Taxes to the extent those items relate to tax years with respect to which the statute of limitations has not expired. There are no requests for information currently outstanding from any taxing authority that would reasonably be expected to affect the Taxes of the Company or any of its Subsidiaries in any material respect.

(l) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date, or (iii) installment sale or open transaction disposition made on or prior to the Closing Date.

(m) The Company is not and has not been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code at any time during the 5-year period ending on the date of this Agreement.

Section 4.16......ENVIRONMENTAL LIABILITY. Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries are and have been in compliance in all respects with all applicable Environmental Laws and have obtained or applied for all Environmental Permits necessary for their operations as currently conducted; (ii) to the Knowledge of the Company, there have been no Releases of any Hazardous Materials that are reasonably likely to form the basis of any Environmental Claim against the Company or any of its Subsidiaries; (iii) there are no Environmental Claims pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries; (iv) neither the Company nor any of its Subsidiaries is party to any agreement, order, judgment, or decree by or with any Governmental Entity or third party imposing any liability or obligation on the Company or any Subsidiary under any Environmental Law; and (v) neither the Company nor any of its Subsidiaries has retained or assumed, either contractually or by operation of law, any liability or obligation that could reasonably be expected to have formed the basis of any Environmental Claim against the Company or any of its Subsidiaries. The Company has delivered, or made available to Parent, copies of any non-privileged, material reports, studies, analyses, tests or monitoring possessed by the Company or its Subsidiaries pertaining to compliance with, or liability under, Environmental Laws.

Section  4.17......TITLE  TO  REAL  PROPERTIES.  The  Company  and  each  of its
Subsidiaries has good and valid title in fee simple to all its owned real property, as reflected in the most recent balance sheet included in the audited financial statements included in the Company SEC Documents, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all Liens, except for Permitted Liens and for such matters which do not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its subsidiaries have good and valid leasehold interests in all real property leased by them, except for such matters which do not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All leases under which the Company or any of its subsidiaries lease any real or personal property are in good standing, valid and effective against the Company and, to the Company's Knowledge, the counterparties thereto, in accordance with their respective terms, is not and there is not, under any of such leases, any existing default by the Company or, to the Company's Knowledge, the counterparties thereto, or event which, with notice or lapse of time or both, would become a default by the Company or, to the Company's Knowledge, the counterparties thereto, other than failures to be in good standing, valid and effective and defaults under such leases which do not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.18......PERMITS; COMPLIANCE WITH LAWS. (a) Each of the Company and its
Subsidiaries is in possession of all authorizations, licenses, consents, certificates, registrations, approvals and other permits of any Governmental Entity ("PERMITS") necessary for it to own, lease and operate its properties and assets or to carry on its business as it is now being conducted in compliance with applicable Laws (collectively, the "COMPANY PERMITS"), and all such Company Permits are in full force and effect, except where the failure to hold such Company Permits, or the failure to be in full force and effect, do not have and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. No suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened. The Company and its Subsidiaries are not in material violation or material breach of, or material default under, any Company Permit. As of the date of this Agreement, no event or condition has occurred or exists which would result in a violation of, breach, default or loss of a benefit under, or acceleration of an obligation of the Company or any of its Subsidiaries under, any Company Permit (in each case, with or without notice or lapse of time or both), except for violations, breaches, defaults, losses or accelerations that do not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No such suspension, cancellation, violation, breach, default, loss of a benefit, or acceleration of an obligation will result from the transactions contemplated by this Agreement.

(b) (i) The businesses of the Company and its Subsidiaries are, and since January 1, 2003 have been, operated and conducted solely in compliance in all material respects with all applicable Laws and (ii) neither the Company nor any of its Subsidiaries is, or since January 1, 2003, has been, in conflict with, or in default or violation of, (A) any Laws applicable to the Company or such Subsidiary or by which any of the Company Assets is bound or (B) any Company Permits.

Section  4.19......TAKEOVER  STATUTES.  (a) Each of the  Company and the Company
Board has taken all action required to be taken by it to exempt this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby from the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state, including, without limitation, the provisions of Article 14 and
Article 14.1 of the VSCA.

(b) The Company has provided to Parent draft resolutions of the Company Board and related documentation necessary to effectuate the actions described in this
Section 4.19 and has made all changes or additions thereto reasonably requested by Parent and its Representatives.

Section 4.20......INTERESTED PARTY TRANSACTIONS. Except for employment Contracts entered into in the ordinary course of business consistent with past practice and filed as an exhibit to a Company SEC Report, Section 4.20 of the Company Disclosure Letter (i) sets forth a correct and complete list of the contracts or arrangements under which the Company has any existing or future liabilities of the type required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC (an "AFFILIATE TRANSACTION"), between the Company or any of its Subsidiaries, on the one hand, and, on the other hand, any
(A) present or former officer or director of the Company or any of its Subsidiaries or any of such officer's or director's immediate family members,
(B) record or beneficial owner of more than 1% of the Shares, or (C) any Affiliate of any such officer, director or owner, since January 1, 2003, and
(ii) identifies each Affiliate Transaction that is in existence as of the date of this Agreement. The Company has provided to Parent correct and complete copies of each Contract or other relevant documentation (including any amendments or modifications thereto) providing for each Affiliate Transaction.

Section  4.21......INFORMATION  SUPPLIED.  None of the  information  included or incorporated by reference in the Company Proxy Statement or any other document filed with the SEC in connection with the Merger and the other transactions contemplated by this Agreement (the "OTHER FILINGS") will, in the case of the Company Proxy Statement, at the date it is first mailed to the Company's shareholders or at the time of the Company Shareholders Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to the Company's shareholders or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent in connection with the preparation of the Company Proxy Statement or the Other Filings for inclusion or incorporation by reference therein. The Company Proxy Statement and the Other Filings that are filed by the Company will comply as to form in all material respects with the requirements of the Exchange Act.

Section  4.22......OPINION  OF  FINANCIAL  ADVISOR.   Jefferies  Quarterdeck,  a
division of Jefferies & Company, Inc. (the "COMPANY FINANCIAL ADVISOR") has delivered to the Company Board its oral opinion, to be promptly provided in writing, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the shareholders of the Company from a financial point of view. When available, the Company will provide to Parent a correct and complete copy of such written opinion. The Company has obtained the authorization of the Company Financial Advisor to include a copy of its opinion in the Company Proxy Statement.

Section 4.23......BROKERS AND FINDERS. Other than the Company Financial Advisor, no broker, finder or investment banker ("FINANCIAL ADVISORS") is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has provided to Parent a correct and complete copy of all agreements between the Company and the Company Financial Advisor under which the Company Financial Advisor would be entitled to any payment relating to the Merger or such other transactions. The Company has provided Parent with its good faith estimate of the aggregate amount of fees, commissions and expenses payable by the Company and its Subsidiaries in connection with this Agreement and the transactions contemplated hereby to all Financial Advisors (including, without limitation, the Company Financial Advisor), attorneys, accountants and other third parties retained and/or utilized by the Company and/or its Subsidiaries, in connection therewith.

Section  4.24......INTELLECTUAL  PROPERTY.  (a) The Company and its Subsidiaries
own, or are validly licensed or otherwise have the right to use, all material Intellectual Property Rights which are used in or necessary for the conduct of the business of the Company and its Subsidiaries free and clear of all Liens.

(b) Section 4.24(b) of the Company Disclosure Letter sets forth a description as of the date of this Agreement of all Intellectual Property Rights (by category) that are material to the conduct of the business of the Company and its Subsidiaries, taken as a whole (other than patent applications set forth on Section 4.24(f) of the Company Disclosure Letter).

(c) No material claims, suits, proceedings or other actions are pending or, to the Knowledge of the Company, threatened (i) with regard to the

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Company's  or any of its  Subsidiaries'  use or  ownership  of any  Intellectual
Property right or (ii) alleging that the Company or any of its Subsidiaries is infringing on, misappropriating or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property Right. To the Knowledge of the Company, no Person is infringing on the rights of the Company or any of its Subsidiaries with respect to any Company Intellectual Property Right.

(d) Section 4.24(d) of the Company Disclosure Letter sets forth a true and complete list as of the date of this Agreement of (i) all material Intellectual Property Rights licensed to the Company or any of its Subsidiaries by third parties, other than software licenses for generally available software and (ii) all material Company Intellectual Property Rights licensed by the Company or any of its Subsidiaries to any third party on an exclusive basis.

(e) There are no royalties, fees or other payments payable under any Contract by the Company or any of its Subsidiaries to any third party by reason of the ownership, use, license, sale or disposition of any of the Company Intellectual Property Rights.

(f) The Company and its Subsidiaries have taken all reasonable steps to protect the Company Intellectual Property Rights. All registrations which are owned by the Company or any of its Subsidiaries for Company Intellectual Property Rights are valid and in force (with all related filing fees due as of the date of this Agreement having been duly paid). Section 4.24(f) of the Company Disclosure Letter sets forth a true and complete list as of the date of this Agreement of all applications of the Company or any of its Subsidiaries to register any unregistered copyrights, patents or trademarks and all such registrations are pending and in good standing, without challenge of any kind. There are no ongoing interferences, oppositions, reissues, reexaminations, cancellations, challenges or other proceedings involving any material Company Intellectual Property Rights, including ex parte and post-grant proceedings, in the United States Patent and Trademark Office or in any foreign patent office or similar Governmental Entity. With respect to each patent application set forth on
Section 4.24(f) of the Company Disclosure Letter (i) neither the Company nor any of its Subsidiaries has made any intentional misrepresentation or misstatement or intentionally failed to disclose material information during the prosecution of such patent application, (ii) neither the Company nor any of its Subsidiaries has sought or received a written opinion of patent counsel specifically opining as to the likelihood of obtaining or not obtaining patent rights under such patent application and (iii) such patent application was filed in the name of each and every inventor, as determined in accordance with applicable Law.

(g) Each Person who has engaged in the development or creation of Intellectual Property Rights (including each inventor named on the patent applications listed on Section 4.24(b) and (f) of the Company Disclosure Letter) on behalf of the Company or any of its Subsidiaries has executed an agreement assigning such Person's entire right, title and interest in and to such Intellectual Property Rights, and the inventions embodied, described or claimed therein, to the Company or any of its Subsidiaries. Each such Person has executed an agreement with the Company or any of its Subsidiaries obligating such Person to assign the entire right, title and interest in and to such Company Intellectual Property Rights, and inventions embodied, described or claimed therein, to the Company or such Subsidiary, and, to the Knowledge of the Company, no such Person has any contractual or other obligation that would preclude or conflict with any such assignment or otherwise conflict with the obligations of such Person to the Company or such Subsidiary under such agreement with the Company or such Subsidiary.

(h) All Company Intellectual Property Rights delivered by the Company or any of its Subsidiaries in performance of a Company Government Contract or Company Government Subcontract, other than third party software, has included the proper restrictive legends, such as "Restricted Rights," "Government Purpose Rights," "Limited Rights" or "Special Purpose Rights," within the meaning of the United States Federal Acquisition Regulations.

(i) There has been no disclosure of proprietary confidential information or trade secrets of the Company or any of its Subsidiaries except in the ordinary course of business consistent with past practice or pursuant to Contracts requiring such third party to keep such Company Intellectual Property Rights confidential in perpetuity.

(j) Immediately following the Closing, all Intellectual Property Rights, software systems and applications used by the Company or any of its Subsidiaries in the operation of their businesses will be available for use by the Company or such Subsidiary on substantially the same terms and conditions under which the Company or such Subsidiary used such Intellectual Property Rights, software systems and applications immediately prior to the Closing.

Section  4.25......FOREIGN  CORRUPT  PRACTICES  ACT.  None of the  Company,  any
Company Subsidiary or, to the Knowledge of the Company, any of their Affiliates or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, federal or state law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations.

Section  4.26......EXPORT/IMPORT  COMPLIANCE.  To the  Knowledge of the Company,
during the last five (5) years: (i) the Company and its Subsidiaries have been and are in compliance, in all material respects, with all Export and Import Control Laws, (ii) the Company and its Subsidiaries have had and have all necessary authority under the Export and Import Control Laws to conduct their business as currently conducted in all material respects including (x) necessary Permits for any export or import transactions, (y)

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

necessary Permits and clearances for the disclosure of information to Foreign Persons and (z) necessary registrations with any Governmental Entity with authority to implement applicable Export and Import Control Laws; and (iii) the Company and its Subsidiaries have not participated directly or indirectly in any boycotts or other similar practices in violation of the regulations of the Export Administration Act (50 U.S.C. App. Section 2401 et seq.) or Section 999 of the Code.

Section 4.27......SECURITY OBLIGATIONS. The Company and each of its Subsidiaries is in compliance with all national security obligations, including those specified in the National Industrial Security Program Operating Manual, DOD 5220.22-M, and any supplements, amendments or revised editions thereof (the
"NATIONAL SECURITY REGULATIONS"). Neither the Company nor any of its Subsidiaries has been subject to any security audit or inspection by the United States government during the past three (3) years (except for routine audits or inspections in the ordinary course of business). No facts currently exist that, to the Knowledge of the Company, could reasonably be expected to give rise to the revocation of any facility security clearance of the Company, any of its Subsidiaries or of any security clearance held by their respective executive officers, managers, or persons designated in any Company Government Contract, Company Government Subcontract, or Bid as a key person.

                                   ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERCO

                  Parent and MergerCo hereby represent and warrant to the Company as follows.

Section   5.1.......ORGANIZATION.   Each  of  Parent  and   MergerCo  (a)  is  a
corporation, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and (b) has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted.

Section 5.2.......CORPORATE  AUTHORIZATION.  Each of Parent and MergerCo has all
necessary corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and MergerCo and the consummation by Parent and MergerCo of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and MergerCo.

Section  5.3.......ENFORCEABILITY.  This  Agreement  has been duly  executed and delivered by Parent and MergerCo and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding agreement of Parent and MergerCo, enforceable against Parent and MergerCo in accordance with its terms.

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

Section  5.4.......GOVERNMENTAL  AUTHORIZATIONS.  The  execution,  delivery  and performance of this Agreement by Parent and MergerCo and the consummation by Parent and MergerCo of the transactions contemplated by this Agreement do not and will not require any consent, approval or other authorization of, or filing with or notification to, any Governmental Entity other than: (i) the filing of the Articles of Merger with the SCC and the issuance of a certificate of merger by the SCC; (ii) applicable requirements of the Exchange Act; (iii) the filing with the SEC of the Company Proxy Statement; (iv) any filings required by, and approvals required under, the rules and regulations of The Nasdaq Global Select Market; (v) the pre-merger notification required under (A) the HSR Act, (B) any applicable requirements of the EC Merger Regulation, and (C) the competition or merger control Laws of any other applicable jurisdiction; (vi) notification to the Defense Secretary in accordance with National Industrial Security Program Operating Manual section 1-302(g)(1); (vii) notification to administrative contracting officer(s), if required, in accordance with Federal Acquisition Regulation 52.215-9; and (viii) in such other circumstances where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 5.5.......NON-CONTRAVENTION.  The execution, delivery and performance of this Agreement by Parent and MergerCo and the consummation by Parent and MergerCo of the transactions contemplated by this Agreement do not and will not:

(i) contravene or conflict with, or result in any violation or breach of, any provision of the organizational documents of Parent or MergerCo; or

(ii) contravene or conflict with, or result in any violation or breach of, any Laws or Orders applicable to Parent or MergerCo or any of its Subsidiaries or by which any assets of Parent or MergerCo or any of their respective Subsidiaries are bound (assuming that all consents, approvals, authorizations, filings and notifications described in Section 5.4), except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section  5.6.......INFORMATION  SUPPLIED. None of the information supplied by or on behalf of Parent for inclusion in the Company Proxy Statement, or the Other Filings will, in the case of the Company Proxy Statement, at the date it is first mailed to the Company's shareholders or at the time of the Company Shareholders Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to the Company's shareholders or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section  5.7.......CAPITAL  RESOURCES.  Parent has,  and will make  available to
MergerCo, the funds necessary to consummate the transactions contemplated by this Agreement.

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

Section  5.8.......OPERATIONS  OF MERGERCO.  MergerCo was formed  solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI

                                    COVENANTS

Section  6.1.......CONDUCT OF BUSINESS PRIOR TO THE CLOSING. Except as expressly required or expressly  contemplated by this Agreement or as set forth in Section
6.1 of the Company Disclosure Letter, from the date of this Agreement until the Effective Time, the Company will, and will cause each of its Subsidiaries to,
(x) conduct its operations only in the ordinary course of business consistent with past practice, (y) use all reasonable efforts to maintain and preserve intact its business organization, including the services of its key employees and the goodwill of its customers, lenders, distributors, suppliers, regulators and other Persons with whom it has business relationships and (z) use all reasonable efforts to obtain a signed intellectual property release and assignment in substantially the form included in the employment/retention agreements entered into in connection herewith from all employees of the Company or any of its Subsidiaries who would customarily sign such intellectual property release and assignment. Without limiting the generality of the foregoing, except as expressly required or expressly contemplated by this Agreement or as set forth in Section 6.1 of the Company Disclosure Letter, or except with the prior written consent of Parent (and Parent agrees not to unreasonably delay its response to the Company upon the Company's request for such consent), from the date of this Agreement until the Effective Time, the Company will not, and will cause each of its Subsidiaries not to, take any of the following actions:

(a) propose or adopt any changes to the Company Organizational Documents;

(b) make, declare, set aside, or pay any dividend or distribution on any shares of its capital stock, other than dividends paid by a wholly owned Subsidiary to its parent corporation in the ordinary course of business;

(c) (i) adjust, split, combine or reclassify or otherwise amend the terms of its capital stock, (ii) repurchase, redeem, purchase, acquire, encumber, pledge, dispose of or otherwise transfer, directly or indirectly, any shares of its capital stock or any securities or other rights convertible or exchangeable into or exercisable for any shares of its capital stock or such securities or other rights, or offer to do the same (other than pursuant to the ESPP, subject to the terms of Section 3.5 and the limitations set forth in Section 4.3(g)), (iii) issue, grant, deliver or sell any shares of its capital stock or any securities or other rights convertible or exchangeable into or exercisable for any shares of its capital stock or such securities or rights (other than pursuant to (x) the ESPP, subject to the terms of Section 3.5 and the limitations set forth in
Section 4.3(g)) and (y) the exercise of Stock Options in accordance with the terms of the applicable award or plan as in effect on the date of this Agreement), (iv) enter into any contract, understanding or arrangement with respect to the sale, voting, pledge, encumbrance, disposition, acquisition, transfer, registration or repurchase of its capital stock or such securities or other rights, except in each case as permitted under Section 6.1(d), or (v) register for sale, resale or other transfer any Shares under the Securities Act on behalf of the Company or any other Person;

(d) (i) increase the compensation or benefits payable or to become payable to, or make any payment not otherwise due to, any of its past or present directors, officers, employees, or consultants, except, in the case of officers and employees, for increases in the ordinary course of business consistent with past practice in timing and amount, (ii) grant any severance or termination pay to any of its past or present directors, officers, employees, or other service providers, other than additional payments to present employees not exceeding in the aggregate the amount set forth on Section 6.1(d)(ii) of the Company Disclosure Letter and not to be payable to any of the individuals listed on such
Section 6.1(d)(ii) of the Company Disclosure Letter, (iii) enter into any severance agreement with any of its past or present directors, officers, employees, or consultants, (iv) establish, adopt, enter into, amend or take any action to accelerate rights under any Company Benefit Plans or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement,
(v) contribute any funds to a "rabbi trust" or similar grantor trust, (vi) change any actuarial assumptions currently being utilized with respect to Company Benefit Plans, (vii) grant any equity or equity-based awards to directors, officers or employees (other than pursuant to the ESPP, subject to the terms of Section 3.5 and the limitations set forth in Section 4.3(g)), or
(viii) amend, terminate or waive any provision of any employment or retention agreement with any officer, director or employee (including, without limitation, those executed and delivered in connection herewith);

(e) merge or consolidate the Company or any of its Subsidiaries with any Person;

(f) sell, lease or otherwise dispose of a material amount of assets or securities, including by merger, consolidation, asset sale or other business combination (including formation of a Company Joint Venture), other than sales of assets in the ordinary course of business;

(g) mortgage or pledge any of its material assets (tangible or intangible), or create, assume or suffer to exist any Liens thereupon, other than Permitted Liens;

(h) make any acquisitions, by purchase or other acquisition of stock or other equity interests, or by merger, consolidation or other business combination (including formation of a Company Joint Venture);

(i) enter into, renew, extend, amend or terminate any Material Contract or other Contract that, if entered into prior to the date hereof, would be a Material Contract, other than executions, renewals, extensions, amendments or terminations, (x) of any Fixed Price Contracts that involve expected receipts or expenditures of less than $500,000 in any individual case and $2,000,000 in the aggregate or (y) of any other Contracts that involve expected receipts or expenditures of less than $5,000,000 in any individual case and $20,000,000 in the aggregate.

(j) (i) incur, assume, guarantee or prepay any indebtedness for borrowed money or offer, place or arrange any issue of debt securities or commercial bank or other credit facilities, other than for amounts borrowed and repaid for working capital purposes in the ordinary course of business under the Credit Facility, or (ii) amend in any respect, or waive any provision of, the Credit Facility;

(k) make any loans, advances or capital contributions to, acquisitions of or investments in, any other Person other than loans, advances or capital contributions to or among wholly owned Subsidiaries or as required by customer contracts entered in the ordinary course of business consistent with past practice;

(l)  authorize  or make  any  capital  expenditure  other  than as set  forth in
Schedule 6.1(l);

(m) change its financial accounting policies or procedures in effect as of December 31, 2005, other than as required by Law or GAAP, or write up, write down or write off the book value of any assets of the Company and its Subsidiaries, other than (i) in the ordinary course of business consistent with past practice or (ii) as may be required by Law or GAAP;

(n) waive, release, assign, settle or compromise any Legal Actions, other than waivers, releases, assignments, settlements or compromises in the ordinary course of business consistent with past practice that involve only the payment of monetary damages not in excess of $75,000 individually or $150,000 in the aggregate, in any case without the imposition of equitable relief or any restrictions on the business and operations of or on, or the admission of any wrongdoing by, the Company or any of its Subsidiaries;

(o) adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than immaterial Subsidiaries);

(p) settle or compromise any material Tax audit or enter into any material closing agreement other than, in each case, settlements or closing agreements
(i) for which any liabilities thereunder have been specifically and adequately accrued and reserved for in the balance sheet most recently included in a Company SEC Document filed prior to the date of this Agreement, and (ii) which would not have the effect of increasing the Tax liability of the Company or any of its Subsidiaries for any period after the Closing Date or decreasing any Tax attribute of the Company or any of its Subsidiaries existing on the Closing Date;

(q) make or change any material Tax election, file any material amendment to a material Tax Return, change any annual Tax accounting period, adopt or change any Tax accounting method, surrender any right to claim a material refund of Taxes or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or its Subsidiaries;

(r) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any Affiliate Transaction; or

(s) agree or commit to do any of the foregoing.

Section  6.2.......CERTAIN  LIMITATIONS.  Nothing contained in this Agreement is intended to give to Parent or MergerCo, directly or indirectly, rights to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its and its Subsidiaries' operations. Notwithstanding the provisions of Section 6.1(i), if Parent's consent is required to be sought with respect to a matter contemplated by Section 6.1, then, (A) if the Company believes (based on the advice of counsel) that providing Parent with disclosure with respect to such matter would violate applicable Law, or obtaining Parent's consent with respect to such matter would violate applicable Law, then Company's outside counsel and Parent's outside counsel shall review the subject matter and jointly determine whether such disclosure may be made to Parent without violating applicable Law, or obtaining Parent's consent on such matter may be done without violating applicable Law, and (B) (1) if such counsel agree that such disclosure to Parent would violate applicable Law, or obtaining Parent's consent on such matter would violate applicable Law, then such matter shall not be disclosed to Parent and the Company shall not need to obtain Parent's consent to such matter, or (2) if such counsel do not agree that disclosure of such matter to Parent would violate applicable Law or obtaining Parent's consent on such matter would violate applicable Law (the counsel that is advising that such disclosure or obtaining of such consent would violate applicable Law being referred to as the "Vetoing Counsel"), then, as long as Parent's counsel was not the Vetoing Counsel, such matter shall be disclosed to Parent and Parent's consent shall be requested, provided that Parent shall not withhold its consent to such matter if Parent's outside counsel advises Parent that withholding its consent would violate applicable Law.

Section  6.3.......ACCESS  TO  INFORMATION;   CONFIDENTIALITY.  (a)  Subject  to
applicable Laws relating to the exchange of information, and except as otherwise agreed to by the parties hereto, the Company will provide and will cause its Subsidiaries and its and their respective Representatives to provide Parent and its Representatives, during normal business hours and upon reasonable advance notice (i) such access to the officers, management employees, offices, properties, books and records of the Company and such Subsidiaries (so long as such access does not unreasonably interfere with the operations of the Company) as Parent reasonably may request and (ii) all documents that Parent reasonably may request. Notwithstanding the foregoing, Parent and its Representatives shall not have access to any books, records and other information the disclosure of which would, in the Company's good faith opinion, (x) violate any of its obligations with respect to confidentiality to any third party, PROVIDED the Company shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure without requiring the Company to pay more than a DE MINIMIS amount or waive any rights to obtain such consent; (y) result in the loss of attorney-client privilege; or (z) violate applicable Laws; PROVIDED, that this Section 6.3(a) shall not obligate the Company to devote any material resources to create any information that does not already exist at the time of such request (other than to convert existing information from one medium to another, such as providing a printout of information that is sorted in a computer database).

(b) No investigation by any of the parties or their respective Representatives shall affect the representations, warranties, covenants or agreements of the other parties set forth herein.

Section 6.4.......NO SOLICITATION. (a) From the date of this Agreement until the
Effective Time, except as specifically permitted in Section 6.4(d), the Company agrees that neither it nor any of its Subsidiaries nor any of the officers or directors of it or its Subsidiaries shall, and that it shall cause its and its Subsidiaries' Representatives not to, directly or indirectly:

(i) initiate, solicit or knowingly encourage (including by way of providing information) or knowingly facilitate any inquiries, proposals or offers with respect to, or the making, or the completion of, a Takeover Proposal;

(ii) participate or engage in any discussions or negotiations with, or furnish or disclose any non-public information relating to the Company or any of its Subsidiaries to, or otherwise cooperate with or assist any Person in connection with a Takeover Proposal;

(iii) withdraw, modify, qualify or amend the Company Board Recommendation in any manner adverse to Parent or MergerCo;

(iv) approve, endorse or recommend any Takeover Proposal;

(v) enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement (other than an Acceptable Confidentiality Agreement) relating to a Takeover Proposal (each a "COMPANY ACQUISITION AGREEMENT"); or

(vi) resolve or agree to do any of the foregoing.

(b) The Company shall, and shall cause each of its Subsidiaries and Representatives to, immediately cease any existing solicitations, discussions or negotiations with any Person (other than Parent and MergerCo) that has made or indicated an intention to make a Takeover Proposal. The Company shall promptly inform its Representatives of the Company's obligations under this Section 6.4.

(c) The Company shall notify Parent promptly (and in any event within 24 hours) upon receipt by it or its Subsidiaries or Representatives of (i) any Takeover Proposal or indication by any Person that it is considering making a Takeover Proposal, (ii) any request for non-public information relating to the Company or any of its Subsidiaries other than requests for information in the ordinary course of business and unrelated to a Takeover Proposal or (iii) any inquiry or request for discussions or negotiations regarding any Takeover Proposal. The Company shall notify Parent promptly (and in any event within 24 hours) with the identity of such Person and a copy of such Takeover Proposal, indication, inquiry or request (or, where no such copy is available, a description of such Takeover Proposal, indication, inquiry or request), including any modifications thereto. The Company shall keep Parent reasonably informed on a current basis
(and in any event within 24 hours of the occurrence of any changes, developments, discussions or negotiations) of the status of any such Takeover Proposal, indication, inquiry or request (including the material terms and conditions thereof and of any modification thereto), and any material developments, discussions and negotiations, including furnishing copies of any written inquiries, correspondence and draft documentation, and written summaries of any material oral inquiries or discussions. Without limiting the foregoing, the Company shall promptly (and in any event within 24 hours) notify Parent orally and in writing if it determines to begin providing information or to engage in discussions or negotiations concerning a Takeover Proposal pursuant to
Section 6.4(d). The Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date of this Agreement, and neither the Company nor any of its Subsidiaries is party to any agreement, which prohibits the Company from providing such information to Parent. The Company shall not, and shall cause each of its Subsidiaries not to, terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which it or any of its Subsidiaries is a party, and the Company shall, and shall cause its Subsidiaries to, enforce the provisions of any such agreement.

(d) Notwithstanding the foregoing, the Company shall be permitted, if it has otherwise complied with its obligations under this Section 6.4, but only prior to the receipt of the Requisite Company Vote, to:

(i) engage in discussions or negotiations with a Person who has made a written Takeover Proposal not solicited in violation of this Section 6.4 if, prior to taking such action, (A) the Company enters into an Acceptable Confidentiality Agreement with such Person and (B) the Company Board determines in good faith
(1) (after consultation with its financial advisors and outside legal counsel) that such Takeover Proposal constitutes, or is reasonably likely to result in, a Superior Proposal and (2) (after consultation with its outside legal counsel) that failure to take such action would be reasonably likely to constitute a breach of its fiduciary obligations to the shareholders of the Company under applicable Laws;

(ii) furnish or disclose any non-public information relating to the Company or any of its Subsidiaries to a Person who has made a written Takeover Proposal not solicited in violation of this Section 6.4 if, prior to taking such action, the Company Board in good faith makes the determinations described in Section

6.4(d)(ii), but only so long as the Company (x) has caused such Person to enter into an Acceptable Confidentiality Agreement and (y) concurrently discloses the same such non-public information to Parent if such non-public information has not previously been made available to Parent; and

(iii) withdraw, modify, qualify or amend the Company Board Recommendation in a manner adverse to Parent or MergerCo (any such action being referred to as a "COMPANY ADVERSE RECOMMENDATION CHANGE") if the Company Board has determined in good faith, after consultation with its outside legal counsel, that failure to take such action would be reasonably likely to constitute a breach of its fiduciary obligations to the shareholders of the Company under applicable Laws; PROVIDED, that prior to any such withdrawal, modification, qualification or amendment to the Company Board Recommendation, (A) the Company shall have given Parent and MergerCo prompt written notice advising Parent and MergerCo of (x) the decision of the Company Board to take such action and (y) in the event the decision relates to a Takeover Proposal, the material terms and conditions of the Takeover Proposal, including the identity of the party making such Takeover Proposal and, if available, a copy of the relevant proposed transaction agreements with such party and other material documents, (B) the Company shall have given Parent and MergerCo four Business Days after delivery of each such notice to propose revisions to the terms of this Agreement (or make another proposal) and shall have negotiated in good faith with Parent and MergerCo with respect to such proposed revisions or other proposal, if any, and (C) the Company Board shall have determined in good faith, after considering the results of such negotiations and giving effect to the proposals made by Parent and MergerCo, if any, and after consultation with outside legal counsel, that failure to withdraw, modify or amend the Company Board Recommendation would be reasonably likely to constitute a breach of its fiduciary obligations to the shareholders of the Company under applicable Laws; PROVIDED, that, in the event the Company Board does not make the determination referred to in clause (C) of this paragraph but thereafter determines to withdraw, modify, qualify or amend the Company Board Recommendation pursuant to this Section 6.4(d)(iii), the procedures referred to in clauses (A), (B) and (C) above shall apply anew and shall also apply to any subsequent withdrawal, amendment, qualification or modification.

(e) Nothing in this Section 6.4 shall prohibit the Company Board from disclosing to the shareholders of the Company a position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act; PROVIDED, HOWEVER, that any disclosure other than a "stop, look and listen" or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall be deemed to be a withdrawal, modification, qualification or amendment of the Company Board Recommendation in a manner adverse to Parent or MergerCo unless the Company Board (x) expressly reaffirms its recommendation to its shareholders in favor of adoption of this Agreement or, (y) rejects such other Takeover Proposal.

Section  6.5.......NOTICES OF CERTAIN EVENTS. (a) The Company will notify Parent and MergerCo promptly of (i) any communication from (x) any Governmental Entity,
(y) any counterparty to any Company Joint Venture or (z) any counterparty to any Contract that alone, or together with all other Contracts with respect to which communication is received, is material to the Company and its Subsidiaries, taken as a whole, alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from the Company, its Subsidiaries or its Representatives), (ii) any communication from any Governmental Entity in connection with the transactions contemplated by this Agreement (and the response thereto from the Company, its Subsidiaries or its Representatives), (iii) any Legal Actions commenced against or otherwise affecting the Company or any of its Subsidiaries that are related to the transactions contemplated by this Agreement (and the response thereto from the Company, its Subsidiaries or its Representatives), and (iv) any event, change, occurrence, circumstance or development between the date of this Agreement and the Effective Time which results in, or is reasonably likely to cause the conditions set forth in Section 7.2(a) or 7.2(b) of this Agreement not to be satisfied or result in such satisfaction being materially delayed. With respect to any of the foregoing, the Company will consult with Parent and its Representatives so as to permit the Company and Parent and their respective Representatives to cooperate to take appropriate measures to avoid or mitigate any adverse consequences that may result from any of the foregoing.

(b) Parent will notify the Company promptly of (i) any communication from any Governmental Entity alleging that the consent of such Governmental Entity (or other Governmental Entity) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from Parent or its Representatives), (ii) any communication from any Governmental Entity in connection with the transactions contemplated by this Agreement (and the response thereto from Parent or its Representatives), or (iii) any event, change, occurrence, circumstance or development between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the conditions set forth in Section 7.3(a) or 7.3(b) of this Agreement not to be satisfied or result in such satisfaction being materially delayed.

Section  6.6.......PROXY  MATERIAL;  SHAREHOLDER MEETING. (a) In connection with the Company Shareholders Meeting, the Company will (i) as promptly as reasonably practicable after the date of this Agreement prepare and file with the SEC the Company Proxy Statement relating to the Merger and the other transactions contemplated hereby, (ii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings and will provide copies of such comments to Parent promptly upon receipt, (iii) as promptly as reasonably practicable prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (iv) use all reasonable efforts to have cleared by the SEC and will thereafter mail to its shareholders as promptly as reasonably practicable, the Company Proxy Statement and all other customary proxy or other materials for meetings such as the Company Shareholders Meeting, (v) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the Company shareholders (in the case of the Company Proxy Statement) any supplement or amendment to the Company Proxy Statement if any event shall occur which requires such action at any time prior to the Company Shareholders Meeting, and (vi) otherwise use all reasonable efforts to comply with all requirements of Law applicable to the

Company Shareholders Meeting and the Merger. Parent shall cooperate with the Company in connection with the preparation and filing of the Company Proxy Statement, including furnishing the Company upon request with any and all information as may be required to be set forth in the Company Proxy Statement under the Exchange Act. The Company will provide Parent a reasonable opportunity to review and comment upon the Company Proxy Statement, or any amendments or supplements thereto, prior to filing the same with the SEC. In connection with the filing of the Company Proxy Statement, the Company and Parent will cooperate to (i) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filing and will consult with each other prior to providing such response, (ii) as promptly as reasonably practicable after consulting with each other, prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, and
(iv) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the Company shareholders any supplement or amendment to the Company Proxy Statement if any event shall occur which requires such action at any time prior to the Company Shareholders Meeting.

(b) The Company Proxy Statement will include the Company Board Recommendation unless the Company Board has withdrawn, modified or amended the Company Board Recommendation to the extent permitted under Section 6.4(d).

(c) The Company will call and hold the Company Shareholders Meeting as promptly as practicable following the date of this Agreement for the purpose of obtaining the Requisite Company Vote. The Company will (a) take all reasonable actions permitted by Law to solicit or cause to be solicited from its shareholders proxies in favor of adoption of this Agreement and (b) subject to Section 6.4(d), take all other reasonable action necessary to secure the Requisite Company Vote, including, if requested by Parent (and at Parent's expense) engaging a nationally recognized proxy solicitor reasonably acceptable to Parent. Notwithstanding anything herein to the contrary, unless this Agreement is terminated in accordance with Section 8.1, 8.2, 8.3 or 8.4, the Company will take all of the actions contemplated by this Section 6.6 regardless of whether the Company has approved, endorsed or recommended another Takeover Proposal or has withdrawn, modified or amended the Company Board Recommendation, and will submit this Agreement for adoption by the shareholders of the Company at such meeting.

Section  6.7.......EMPLOYEES;  BENEFIT  PLANS.  (a)  For a  period  of one  year following the Closing Date (the "CONTINUATION PERIOD"), the Surviving Corporation will provide current employees of the Company and its Subsidiaries (other than those employees covered by a collective bargaining agreement) as of the Effective Time who continue employment with the Surviving Corporation ("EMPLOYEES") with compensation and benefits that are no less favorable in the aggregate than either (i) those provided under the Company's compensation and benefit plans, programs, policies, practices and arrangements (excluding equity-based programs) in effect at the Effective Time (it being understood that discretionary incentive programs will remain discretionary) or (ii) those provided to similarly situated employees of the Surviving Corporation and its Affiliates; PROVIDED, however, that nothing herein will prevent the amendment or termination of any specific plan, program or arrangement, require that the Surviving Corporation provide or permit investment in the securities of the Surviving Corporation or any of its Affiliates or interfere with the Surviving Corporation's right or obligation to make such changes as are necessary to comply with applicable Law. Notwithstanding anything to the contrary set forth herein, nothing herein shall preclude the Surviving Corporation from terminating the employment of any Employee for any reason for which the Company could have terminated such Employee prior to the Effective Time.

(b) Subject to Section 3.5, the Surviving Corporation and its Affiliates will honor all Company Benefit Plans (including any severance, retention, change of control and similar plans, agreements and written arrangements) in accordance with their terms as in effect immediately prior to the Effective Time, subject to any amendment or termination thereof that may be permitted by such plans, agreements or written arrangements.

(c) Under the employee benefit plans of the Surviving Corporation and its Affiliates providing benefits to any Employees after the Effective Time (the "NEW PLANS"), each Employee will be credited with his or her years of service with the Company and its Affiliates before the Effective Time (including predecessor or acquired entities or any other entities for which the Company and its Affiliates have given credit for prior service), to the same extent as such Employee was entitled, before the Effective Time, to credit for such service under the corresponding Company Benefit Plan, for purposes of eligibility and vesting (but not benefit accrual), but shall not receive credit for any purpose where service credit for the applicable period is not provided to participants generally, and to the extent such credit would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing (i) each Employee immediately will be eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a similar or comparable Company Benefit Plan in which such Employee participated immediately before the Effective Time (such plans, collectively, the "OLD PLANS") and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Employee, the Surviving Corporation will cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Employee and his or her covered dependents, to the extent any such exclusions or requirements were waived or were inapplicable under any similar or comparable Company Benefit Plan, and the Surviving Corporation will cause any eligible expenses incurred by such Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(d) No provision of this Section 6.7 will create any third party beneficiary rights in any current or former employee, director or consultant of the Company or its Subsidiaries in respect of continued employment (or resumed employment) or any other matter, nor is any provision of this Section 6.7 intended to nor shall it be construed as amending in any way any Company Benefit Plan.

Section  6.8.......DIRECTORS'  AND OFFICERS'  INDEMNIFICATION AND INSURANCE. (a)
The Surviving Corporation will (i) maintain in effect for a period of six years after the Effective Time, if available, the current policies of directors' and officers' liability insurance maintained by the Company immediately prior to the Effective Time (PROVIDED, that the Surviving Corporation may substitute therefor policies with reputable and financially sound carriers, of at least the same coverage and amounts containing terms and conditions that are no less favorable to the directors and officers of the Company) or (ii) obtain as of the Effective Time "tail" insurance policies with a claims period of six years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are no less favorable to the directors and officers of the Company, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time; PROVIDED, HOWEVER, that in no event will the Surviving Corporation be required to expend an annual premium for such coverage in excess of 200% of the last annual premium paid by the Company for such insurance prior to the date of this Agreement (the "MAXIMUM PREMIUM"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, the Surviving Corporation will obtain that amount of directors' and officers' insurance (or "tail" coverage) obtainable for an annual premium equal to the Maximum Premium.

(b) The provisions of this Section 6.8 will survive the Closing and are intended to be for the benefit of, and will be enforceable by, each Indemnified Party and its successors and representatives after the Effective Time and their rights under this Section 6.8 are in addition to, and will not be deemed to be exclusive of, any other rights to which an Indemnified Party is entitled, whether pursuant to Law, Contract, the Company Organizational Documents (or similar organizational document) of the Surviving Corporation or any of its Subsidiaries or otherwise.

(c) Following the Effective Time, the Surviving Corporation and each of its Subsidiaries shall include and maintain in effect in their respective Articles of Incorporation or bylaws (or similar organizational document) for a period of six years after the Effective Time, provisions regarding the elimination of liability of directors (or their equivalent), indemnification of officers and directors thereof and advancement of expenses which are, with respect to each such entity, no less advantageous to the intended beneficiaries than the corresponding provisions contained in such organizational documents as of the date of this Agreement.

(d) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Persons, or (ii) transfers all or substantially all of its properties or assets to any Person, then and in each case, proper provision will be made so that the applicable successors, assigns or transferees assume the obligations set forth in this
Section 6.8.

Section 6.9.......ALL  REASONABLE EFFORTS. (a) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with applicable Laws, each of the parties to this Agreement will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to ensure that the conditions set forth in
Article VII are satisfied and to consummate the transactions contemplated by this Agreement as promptly as practicable, including (i) using all reasonable efforts to obtain all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and making all necessary registrations and filings and taking all steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) making, as promptly as practicable (and in any event within 20 Business Days), an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby and not extending any waiting period under the HSR Act or entering into any agreement with the U.S. Federal Trade Commission (the "FTC") or the Antitrust Division of the U.S. Department of Justice (the "ANTITRUST DIVISION") not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other party hereto, (iii) making, as promptly as practicable (and in any event within 15 Business Days), appropriate filings
(a) under the EC Merger Regulation, if required, and (b) if required, under any other antitrust, competition or premerger notification, trade regulation Law, regulation or Order, (iv) obtaining all consents, approvals or waivers from, or taking other actions with respect to, third parties necessary or advisable to be obtained or taken in connection with the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that without the prior written consent of Parent, the Company and its Subsidiaries may not pay or commit to pay any material amount of cash or other consideration, or incur or commit to incur any material liability or other obligation, in connection with obtaining such consent, approval or waiver, (v) subject to first having used all reasonable efforts to negotiate a resolution of any objections underlying such lawsuits or other legal proceedings, using reasonable efforts to defend and contest any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including using reasonable efforts to seek to have any stay or temporary restraining order entered by any Governmental Entity vacated or reversed, and (vi) executing and delivering any additional instruments necessary to consummate the transactions contemplated hereby, and to fully carry out the purposes of this Agreement.

(b) Parent and the Company will cooperate and consult with each other in connection with the making of all such filings, notifications and any other material actions pursuant to this Section 6.9, subject to applicable Law, by permitting counsel for the other party to review in advance, and consider in good faith the views of the other party in connection with, any proposed material written communication to any Governmental Entity and by providing counsel for the other party with copies of all filings and submissions made by such party and all correspondence between such party (and its advisors) with any Governmental Entity and any other information supplied by such party and such party's Affiliates to a Governmental Entity or received from such a Governmental Entity in connection with the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that material may be redacted (x) as necessary to comply with contractual arrangements, and (y) as necessary to address good faith legal privilege or confidentiality concerns. The Company shall not consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Entity without the consent of Parent. The parties hereto may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.9 as "outside counsel only." Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the party delivering the materials.

(c) Each of Parent and the Company will promptly inform the other party upon receipt of any material communication from the FTC, the Antitrust Division or any other Governmental Entity regarding any of the transactions contemplated by this Agreement. If Parent or the Company (or any of their respective Affiliates) receives a request for additional information or documentary material from any such Governmental Entity that is related to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. The parties agree not to participate, or to permit their Affiliates to participate, in any substantive meeting or discussion with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it so consults with the other party in advance and, to the extent not prohibited by such
Governmental  Entity,  gives  the  other  party the  opportunity  to attend  and participate. Each party will advise the other party promptly of any understandings, undertakings or agreements (oral or written) which the first party proposes to make or enter into with the FTC, the Antitrust Division or any other Governmental Entity in connection with the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each party will use all reasonable efforts to resolve any objections that may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory Laws.

(d) Notwithstanding the foregoing, nothing contained in this Agreement shall require or obligate Parent or its Affiliates to, and the Company shall not, without the prior written consent of Parent: (i) agree or otherwise become subject to any restrictions, conditions, limitations or other understanding on or with respect to the operation of the business of Parent, any of its Affiliates, or the Company in any material respect; or (ii) agree or otherwise be required to sell or otherwise dispose of, hold separate (through the establishment of a trust or otherwise), or divest itself of any business, assets or operations of Parent, any of its Affiliates, or the Company.

Section 6.10......PUBLIC ANNOUNCEMENTS. Parent and the Company will consult with each other before issuing any press release or otherwise making any public statements about this Agreement or any of the transactions contemplated by this Agreement. Neither Parent nor the Company will issue any such press release or make any such public statement prior to such consultation, except to the extent that the disclosing party determines in good faith it is required to do so by applicable Laws or requirements of the New York Stock Exchange or The Nasdaq Global Select Market, in which case that party will use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement. The parties hereto agree that the initial press release to be issued in connection with the transactions contemplated by this Agreement shall be in the form heretofore agreed between Parent and the Company.

Section 6.11......STOCK EXCHANGE LISTING. Promptly following the Effective Time, the Surviving Corporation will cause the Shares to be delisted from The Nasdaq Global Select Market and deregistered under the Exchange Act.

Section  6.12......FEES AND EXPENSES.  Whether or not the Merger is consummated, all expenses (including those payable to Representatives) incurred by any party to this Agreement or on its behalf in connection with this Agreement and the transactions contemplated by this Agreement ("EXPENSES") will be paid by the party incurring those Expenses, except as otherwise provided in Sections 8.6 and
8.7 and except that the HSR filing fee and any filing fee required under the German pre-merger notification Law shall be paid by Parent.

Section  6.13......TAKEOVER  STATUTES.  If any  takeover  statute  is or becomes applicable to this Agreement, the Voting Agreements, the Merger or the other transactions contemplated by this Agreement or the Voting Agreements, each of Parent and the Company and their respective boards of directors will (a) take all necessary action to ensure that such transactions may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement and (b) otherwise act to eliminate or minimize the effects of such takeover statute.

Section  6.14......RESIGNATIONS.  To the extent  requested  by Parent in writing prior to Closing Date, on the Closing Date, the Company shall cause to be delivered to Parent duly signed resignations, effective as of the Effective Time, of the directors of the Company Subsidiaries designated by Parent and shall take such other action as is necessary to accomplish the foregoing.

Section  6.15......SHAREHOLDER  LITIGATION.  The  Company  shall give Parent the opportunity to participate in the defense or settlement of any shareholder litigation against the Company and/or its directors relating to the transactions contemplated hereby, and no such litigation shall be settled without Parent's prior written consent.

Section  6.16......RULE  16B-3.  Prior to the Effective  Time, the Company shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

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

                                  ARTICLE VII

                                   CONDITIONS

Section  7.1.......MUTUAL  CONDITIONS TO CLOSING.  The respective  obligation of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(a) COMPANY SHAREHOLDER APPROVAL. The Requisite Company Vote shall have been obtained.

(b) REGULATORY APPROVALS. The waiting periods applicable to the consummation of the Merger (or any extension thereof) under (i) the HSR Act and (ii) the German pre-merger notification Law, shall both have expired or been terminated.

(c) NO INJUNCTIONS OR RESTRAINTS. No Governmental Entity will have enacted, issued, promulgated, enforced or entered any Laws or Orders (whether temporary, preliminary or permanent) that enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement.

Section   7.2.......CONDITIONS   TO  OBLIGATION  OF  PARENT  AND  MERGERCO.  The
obligations of Parent and MergerCo to effect the Merger are also subject to the satisfaction or waiver by Parent and MergerCo on or prior to the Closing Date of the following conditions:

(a) REPRESENTATIONS AND WARRANTIES. (i) The representations and warranties of the Company contained in Sections 4.2 (Corporate Authority), 4.3 (Capitalization), 4.7(a) (Vote Required) and 4.23 (Brokers and Finders) shall be true and correct in all respects (except, in the case of Section 4.3 for such inaccuracies as are DE MINIMIS and except in the case of Sections 4.2, 4.7(a) and 4.23 for such inaccuracies as are not material), in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) all other representations and warranties of the Company set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the events, states of facts, circumstances, developments, changes or effects causing the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or Company Material Adverse Effect set forth therein) do not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) PERFORMANCE OF COVENANTS. The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it hereunder.

(c) COMPANY MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have been any Company Material Adverse Effect or any event, state of fact, circumstance, development, change or effect that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d) OFFICERS CERTIFICATE. Parent will have received a certificate, signed by an officer of the Company, certifying as to the matters set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c).

(e) ABSENCE OF PENDING LITIGATION. No proceeding instituted by a Governmental Entity seeking any Laws or Orders having the effects contemplated by Section 7.1(c) shall be pending.

Section 7.3.......CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the
Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

(a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and MergerCo set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the events, state of facts, circumstances, developments, changes or effects causing the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or Parent Material Adverse Effect set forth therein) do not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent or MergerCo to consummate the transactions contemplated hereby.

(b) PERFORMANCE OF COVENANTS. Parent and MergerCo shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by them hereunder.

(c) OFFICERS CERTIFICATE. The Company will have received a certificate, signed by the chief executive officer or the chief financial officer of Parent, certifying as to the matters set forth in Section 7.3(a) and Section 7.3(b).

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

Section   8.1.......TERMINATION   BY  MUTUAL  CONSENT.  This  Agreement  may  be
terminated, whether before or after receipt of the Requisite Company Vote, at any time prior to the Effective Time by mutual written consent of Parent and the Company.

Section  8.2.......TERMINATION  BY EITHER PARENT OR THE COMPANY.  This Agreement
may be terminated by either Parent or the Company at any time prior to the Effective Time:

(a) whether before or after receipt of the Requisite Company Vote, if the Merger has not been consummated by May 8, 2007; PROVIDED, that (i) if, prior to the 10 Business Day period immediately prior to such date, the condition set forth in
Section 7.1(b) has not been satisfied or waived, then at any time during such 10 Business Day period Parent may unilaterally extend such date for an additional 90 days by delivering written notice thereof to the Company, (ii) if Parent has not so extended pursuant to clause (i), prior to the Company exercising such termination right, it shall provide Parent with at least five Business Days prior written notice and, after receipt by Parent of such notice, Parent shall have the right, exercisable by written notice to the Company, to unilaterally extend such date for an additional 90 days if the condition to the parties' obligation to consummate the Merger set forth in Section 7.1(b) has not been satisfied or waived, and (iii) the right to terminate this Agreement under this clause will not be available to any party to this Agreement whose failure to fulfill any of its obligations under this Agreement has been a principal cause of, or resulted in, the failure to consummate the Merger by such date;

(b) if this Agreement has been submitted to the shareholders of the Company for adoption at a duly convened Company Shareholders Meeting and the Requisite Company Vote shall not have been obtained at such meeting (including any adjournment or postponement thereof); or

(c) whether before or after receipt of the Requisite Company Vote, if any Law prohibits consummation of the Merger or if any Order restrains, enjoins or otherwise prohibits consummation of the Merger, and such Order has become final and nonappealable.

Section  8.3.......TERMINATION  BY PARENT.  This  Agreement may be terminated by
Parent at any time prior to the Effective Time:

(a) if (i) a Company Adverse Recommendation Change shall have occurred, or (ii) the Company Board approves, endorses or recommends any Takeover Proposal other than the Merger, or announces its intention to do any of the foregoing, in any case whether or not permitted by Section 6.4; or

(b) if the Company (i) materially breaches its obligations under Sections 6.4, 6.6(b) or 6.6(c), or the Company Board or any committee thereof shall resolve to do any of the foregoing or (ii) (A) materially breaches its obligations under
Section 6.6(a) and (B) such breach is not cured within 5 calendar days after the Company's receipt of written notice asserting such breach or failure from Parent; or

(c) if a breach or failure of any representation, warranty or covenant of the Company contained in this Agreement shall have occurred, which breach (i) would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (ii) has not been cured by the Company within 10 calendar days after the Company's receipt of written notice of such breach or failure from Parent.

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

Section  8.4.......TERMINATION  BY THE COMPANY. This Agreement may be terminated by the Company at any time prior to the Effective Time:

(a) if a breach or failure of any representation, warranty or covenant of Parent or MergerCo contained in this Agreement shall have occurred, which breach (i) would give rise to the failure of a condition set forth in Section 7.3(a) or
Section 7.3(b) and (ii) has not been cured by Parent or MergerCo within 10 calendar days after Parent's receipt of written notice of such breach or failure from the Company; or

(b) if prior to obtaining the Requisite Company Vote, (i) a Company Adverse Recommendation Change has occurred pursuant to and in accordance with the provisions of Section 6.4, (ii) concurrently with such termination the Company enters into a definitive agreement providing for the consummation of a Superior Proposal pursuant to and in accordance with the provisions of Section 6.4 and
(iii) in accordance with Section 8.6, the Company pays to Parent the Company Termination Fee.

Section  8.5.......EFFECT  OF  TERMINATION.  If  this  Agreement  is  terminated pursuant to this Article VIII, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any shareholder, director, officer, employee, agent or Representative of such party); PROVIDED, that, nothing in this Section 8.5 (including termination) shall relieve any party to this Agreement of liability for willful breach. The provisions of Section 6.12, this Section 8.5, Section 8.6, Section 8.7 and Article IX will survive any termination of this Agreement.

Section 8.6.......COMPANY TERMINATION FEE. (a) The Company will pay, or cause to be paid, to an account or accounts designated by Parent, by wire transfer of immediately available funds an amount equal to $22,500,000 (the "COMPANY TERMINATION FEE"):

(i) if this Agreement is terminated (A) by Parent  pursuant to Section 8.3(a) or
Section 8.3(b), in which event payment will be made within two Business Days after such termination or (B) by the Company pursuant to Section 8.4(b), in which event payment will be made concurrently with such termination; or

(ii) if (A) a Takeover Proposal (or the intention of any Person to make one), whether or not conditional, shall have been made known to or proposed to the Company or otherwise publicly announced or disclosed prior to the receipt of the Requisite Company Vote, (B) this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(a) (but, only for purposes of this Section 8.6(a)(ii), only if the Requisite Company Vote has not been received at the time of such termination) or Section 8.2(b) or by Parent pursuant to Section 8.3(c), and (C) within 15 months following the date of such termination, the Company enters into a definitive agreement providing for the implementation of any Takeover Proposal or consummates any Takeover Proposal (whether or not such Takeover Proposal was the same Takeover Proposal referred to in the foregoing clause (A)), in which event payment will be made on or prior to the date on which the Company enters into such definitive agreement or consummates such Takeover Proposal, as applicable. For purposes of the foregoing clause (C) only, references in the definition of the term "Takeover Proposal" to the figure "15%" will be deemed to be replaced by the figure "50%."

(b) The Company acknowledges that the agreements contained in Section 8.6(a) are an integral part of the transactions contemplated by this Agreement, that without these agreements Parent and MergerCo would not have entered into this Agreement, and that any amounts payable pursuant to Section 8.6(a) do not constitute a penalty. If the Company fails to pay Parent and MergerCo any amounts due to Parent and MergerCo pursuant to Section 8.6(a) within the time periods specified in Section 8.6(a), the Company shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by Parent and MergerCo in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

(c) Except as set forth in this Section 8.6 and in Section 8.7, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid in accordance with the provisions of Section 6.12.

Section 8.7.......PARENT TERMINATION FEE.

(a) In the event that (i)(A) this Agreement is terminated by Parent, on the one hand, or the Company, on the other hand, pursuant to Section 8.2(a) and (B) at the time of such termination, all conditions to the obligations of the parties to consummate the Merger have been satisfied or waived other than those set forth in Section 7.1(b) or Section 7.1(c), or (ii) this Agreement is terminated by Parent, on the one hand, or the Company, on the other hand, pursuant to
Section 8.2(c), then in either case Parent shall pay promptly (but in any event within two Business Days) following receipt of an invoice therefor, all of the Company's actual and reasonably documented out-of-pocket fees and expenses (including reasonable legal fees and expenses) actually incurred by the Company and its Subsidiaries on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement as directed by the Company in writing, which amount shall not be greater than $1 million.

(b) Parent acknowledges that the agreements contained in Section 8.7(a) are an integral part of the transactions contemplated by this Agreement, that without these agreements the Company would not have entered into this Agreement, and that any amounts payable pursuant to Section 8.7(a) do not constitute a penalty. If Parent fails to pay the Company any amounts due to the Company pursuant to
Section 8.7(a) within the time period specified in Section 8.7(a), Parent shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by the Company in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in THE WALL STREET JOURNAL, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

Section  8.8.......AMENDMENT.  This  Agreement  may be amended by the parties to this Agreement at any time prior to the Effective Time, whether before or after shareholder approval hereof, PROVIDED that (a) after necessary approval of this Agreement and the Merger by the shareholders of the Company, no amendment that requires further shareholder approval under applicable Laws will be made without such required further approval and (b) such amendment has been duly authorized or approved by each of Parent, MergerCo and the Company. This Agreement may not be amended except by an instrument in writing signed by each of the parties to this Agreement.

Section  8.9.......EXTENSION;  WAIVER.  At any time prior to the Effective Time,
Parent and MergerCo,  on the one hand,  and the Company,  on the other hand, may
(a) extend the time for the performance of any of the obligations of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement, or (c) unless prohibited by applicable Laws, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

                                   ARTICLE IX

                                  MISCELLANEOUS

Section  9.1.......INTERPRETATION.  The  headings  in  this  Agreement  are  for reference only and do not affect the meaning or interpretation of this Agreement. Definitions will apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. All references in this Agreement and the Company Disclosure Letter to Articles, Sections and Exhibits refer to Articles and Sections of, and Exhibits to, this Agreement unless the context requires otherwise. The words "include," "includes" and "including" are not limiting and will be deemed to be followed by the phrase "without limitation." The phrases "herein," "hereof," "hereunder" and words of similar import will be deemed to refer to this Agreement as a whole, including the Exhibits and Schedules hereto, and not to any particular provision of this Agreement. The word "or" will be inclusive and not exclusive unless the context requires otherwise. Unless the context requires otherwise, any agreements, documents, instruments or Laws defined or referred to in this Agreement will be deemed to mean or refer to such agreements, documents, instruments or Laws as from time to time amended, modified or supplemented, including (a) in the case of agreements, documents or instruments, by waiver or consent and (b) in the case of Laws, by succession of comparable successor statutes. All references in this Agreement to any particular Law will be deemed to refer also to any rules and regulations promulgated under that Law. References to a Person also refer to its predecessors and successors and permitted assigns.

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

Section 9.2.......SURVIVAL. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 9.2 does not limit any covenant of the parties to this Agreement which, by its terms, contemplates performance after the Effective Time. The Confidentiality Agreement will (a) survive termination of this Agreement in accordance with its terms and (b) terminate as of the Effective Time.

Section  9.3.......GOVERNING  LAW.  This  Agreement  will be  governed  by,  and construed in accordance with, the Laws of the State of Virginia, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another State to otherwise govern this Agreement.

Section  9.4.......WAIVER OF JURY TRIAL. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Legal Action arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement certifies and acknowledges that (a) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a Legal Action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.4.

Section   9.5.......NOTICES.   Any  notice,   request,   instruction   or  other
communication under this Agreement will be in writing and delivered by hand or overnight courier service or by facsimile:


   If to Parent or MergerCo, to:

   Northrop Grumman Space & Mission Systems Corp.
   1840 Century Park East
   Los Angeles, CA  90067-2199
   Attention:  Corporate Vice President and General Counsel
   Facsimile: 310 556-4558

   with a copy (which will not constitute notice to Parent or MergerCo) to:

   Northrop Grumman Space & Mission Systems Corp.
   1840 Century Park East
   Los Angeles, CA  90067-2199
   Attention:  Director Strategic Transactions
   Facsimile: 310-201-3088

   and with a copy (which will not constitute notice to Parent or MergerCo) to:

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

   Fried, Frank, Harris, Shriver & Jacobson LLP
   One New York Plaza
   New York, NY 10004
   Attention:    David Shine, Esq.
   Facsimile:    212 859-4000

   If to the Company, to:

   Essex Corporation
   6708 Alexander Bell Drive
   Columbia, MD 21046
   Attention:    Leonard E. Moodispaw
   Facsimile:    301 953-7880

   with a copy (which will not constitute notice to the Company) to:

   Hogan & Hartson L.L.P.
   111 South Calvert Street, Suite 1600
   Baltimore, MD 21202
   Attention:   A. Lynne Puckett, Esq.
   Facsimile:  410 539-6981

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above. Each such communication will be effective (a) if delivered by hand or overnight courier, when such delivery is made at the address specified in this Section 9.5, or (b) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 9.5 and appropriate confirmation is received.

Section 9.6 ENTIRE AGREEMENT. This Agreement (including the Exhibits to this Agreement), the Company Disclosure Letter, and the Confidentiality Agreement constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement.

Section 9.7 NO THIRD-PARTY BENEFICIARIES. Except as provided in Section 6.8, this Agreement is not intended to, and shall not, confer any rights or remedies upon any Person other than the parties to this Agreement.

Section 9.8 SEVERABILITY. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and

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

purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

Section 9.9 RULES OF CONSTRUCTION. The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or other document.

Section 9.10 ASSIGNMENT. This Agreement may not be assigned by operation of Law or otherwise. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 9.10 will be null and void.

Section 9.11 REMEDIES. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 9.12 SPECIFIC PERFORMANCE. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Company in accordance with their specific terms or were otherwise breached. It is accordingly agreed that prior to the termination of this Agreement in accordance with Article VIII, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.13 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

                            [Signature page follows.]

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


                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.



                                 NORTHROP GRUMMAN SPACE & MISSION SYSTEMS CORP.


                                 By:  /S/JAMES L. SANFORD
                                 Name:  James L. Sanford
                                 Title:  President and Treasurer


                                 EAGLE TRANSACTION CORPORATION


                                 By:  /S/JAMES L. SANFORD
                                       Name:  James L. Sanford
                                       Title:  President and Treasurer


                                 ESSEX CORPORATION


                                 By:  /S/LEONARD E. MOODISPAW
                                       Name:  Leonard E. Moodispaw
                                       Title:  Chairman, CEO and President

  INDEX OF SECTIONS TO COMPANY DISCLOSURE LETTER AND EXHIBITS TO AGREEMENT AND
                                 PLAN OF MERGER*


Section 1.1             Definitions
Section 4.1             Organization, Power and Qualification
Section 4.2             Authorization, Enforceability
Section 4.3             Capitalization, Options
Section 4.4             Subsidiaries and Company Joint Ventures
Section 4.5             Governmental Concerns
Section 4.6             Non-Contravention
Section 4.7             Voting
Section 4.8             Financial Reports and SEC Documents
Section 4.9             No Undisclosed Liabilities
Section 4.10            Absence of Certain Changes or Events
Section 4.11            Litigation
Section 4.12            Contracts
Section 4.13            Employee Compensation and Benefits Plans, ERISA
Section 4.14            Labor Matters
Section 4.15            Taxes
Section 4.16            Environmental Liability
Section 4.17            Title to Real Properties
Section 4.18            Permits, Compliance with Laws
Section 4.19            Takeover Statutes
Section 4.20            Interested Party Transactions
Section 4.23            Brokers and Finders
Section 4.24            Intellectual Property
Section 4.25            Foreign Corrupt Practices Act
Section 4.26            Export/Import Compliance
Section 4.27            Security Obligations
Section 6.1             Conduct of Business

Exhibit A               Amended and Restated Articles of Incorporation of the
                        Surviving Corporation
Exhibit B               Amended and Restated Bylaws of the Surviving Corporation

-------------------
* The Registrant has omitted certain schedules and exhibits in accordance with Item 601(b)(2) of Regulation S-K. The Registrant will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.